NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

                                       AND

                    HOLT HAULING AND WAREHOUSING SYSTEM, INC.




                          -----------------------------
                             SERIES K LOAN AGREEMENT
                          -----------------------------

                          Dated as of February 1, 1997

     The interest of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Authority") in this Loan Agreement has been assigned (except for certain rights expressly reserved by the Authority) pursuant to the Indenture of Trust dated as of the date hereof from the Authority to THE BANK OF NEW YORK, as Trustee (the "Trustee"), and is subject to the security interest of the Trustee hereunder.

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS

     (This Table of Contents is only for convenience of reference and is not intended to define, limit or describe the scope or intent of any provisions of this Loan Agreement.)


                                                             Page
                                                             ----

      PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . 1
      PREAMBLES . . . . . . . . . . . . . . . . . . . . . . . . 1

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. Definitions . . . . . . . . . . . . . . . I-1
      Section 1.2. Interpretation and Construction . . . . . I-11

                                   ARTICLE II

             REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 2.1.  Representations and Covenants of the
                    Authority  . . . . . . . . . . . . . . . II-1
      Section 2.2.  Representations and Warranties of the
                    Company  . . . . . . . . . . . . . . . . II-1
      Section 2.3.  [INTENTIONALLY OMITTED]  . . . . . . . . II-8
      Section 2.4.  Notice of Determination of Taxability. . II-8
      Section 2.5.  Covenants of the Company . . . . . . . . II-8

                                   ARTICLE III

      REFUNDING OF THE SERIES D BONDS AND THE SERIES E BONDS;
                       ISSUANCE OF THE BONDS

      Section 3.1.  Agreement to Issue the Bonds;
                    Application of Bond Proceeds  . . . . . III-1
      Section 3.2.  Disbursements from the Project Fund . . III-1

                                   ARTICLE IV

                                 LOAN PROVISIONS

      Section 4.1.  Loan of Proceeds  . . . . . . . . . . .  IV-1
      Section 4.2.  Amounts Payable . . . . . . . . . . . .  IV-1
      Section 4.3.  Obligations of Company Unconditional. .  IV-2

                                   ARTICLE V

                         DISBURSEMENT FROM PROJECT FUND

      Section 5.1.  Disbursements from the Project Fund  . .  V-1
      Section 5.2.  Maintenance and Modification of the
                    Project Facility  by the Company . . . .  V-2
      Section 5.3.  Taxes, Other Governmental Charges and
                    Utility Charges  . . . . . . . . . . . .  V-3
      Section 5.4.  Insurance Required . . . . . . . . . . .  V-3
      Section 5.5.  Additional Provisions Concerning
                    Insurance  . . . . . . . . . . . . . . .  V-4
      Section 5.6.  Worker's Compensation  . . . . . . . . .  V-5

                                   ARTICLE VI

                      DAMAGE, DESTRUCTION AND CONDEMNATION

      Section 6.1.  Damage, Destruction and Condemnation . . VI-1
      Section 6.2.  Application of Net Proceeds. . . . . . . VI-1
      Section 6.3.  Insufficiency of Net Proceeds. . . . . . VI-2
      Section 6.4.  Other Net Proceeds . . . . . . . . . . . VI-2

                                   ARTICLE VII

                                SPECIAL COVENANTS

      Section 7.1. No Warranty of Condition or Suitability
                   by Authority  . . . . . . . . . . . . .  VII-1
      Section 7.2. Access to the Project . . . . . . . . .  VII-1
      Section 7.3. Further Assurances and Corrective
                   Instruments . . . . . . . . . . . . . .  VII-1
      Section 7.4. Authority and Company Representatives .  VII-1
      Section 7.5. Financing Statements  . . . . . . . . .  VII-1
      Section 7.6. Compliance with Code  . . . . . . . . .  VII-2
      Section 7.7. Further Assurances  . . . . . . . . . .  VII-2
      Section 7.8. (INTENTIONALLY OMITTED] . . . . . . . .  VII-2
      Section 7.9. Annual Certificate. . . . . . . . . . .  VII-2

                                  ARTICLE VIII

     PROJECT USERS; MAINTAIN EXISTENCE; MERGE, SELL, TRANSFER;
                           INDEMNIFICATION; REDEMPTION

      Section 8.1. Project Users; Maintain Existence;
                   Merge, Sell, Transfer . . . . . . . . . VIII-1
      Section 8.2. Release and Indemnification Covenants . VIII-2
      Section 8.3. Redemption of Bonds . . . . . . . . . . VIII-5
      Section 8.4. Authority to Grant Security Interest
                   to Trustee  . . . . . . . . . . . . . . VIII-5
      Section 8.5. Indemnification of Trustee  . . . . . . VIII-5

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

      Section 9.1. Defaults Defined .  . . . . . . . . . . . IX-1
      Section 9.2. Trustee's Remedies on Default . . . . . . IX-2
      Section 9.3. Authority's Remedies on Default . . . . . IX-3
      Section 9.4. Additional Remedies . . . . . . . . . . . IX-5
      Section 9.5. No Remedy Exclusive . . . . . . . . . . . IX-5
      Section 9.6. Agreement to Pay Attorneys' Fees and
                   Expenses . . . . . . . . . . . . .  . . . IX-5
      Section 9.7. No Additional Waiver Implied by One
                   Waiver. . . . . . . . . . . . . . . . . . IX-5

                                   ARTICLE X

                  OPTIONS TO TERMINATE AGREEMENT . . . . . .  X-1

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.1. Term of Agreement . . . . . . . . . . .  XI-1
      Section 11.2. Notices . . . . . . . . . . . . . . . .  XI-1
      Section 11.3. Binding Effect. . . . . . . . . . . . .  XI-1
      Section 11.4. Severability . . . . .  . . . . . . . .  XI-1
      Section 11-5. Amounts Remaining in Funds  . . . . . .  XI-1
      Section 11.6. Amendments, Changes and Modifications .  XI-2
      Section 11.7. Execution in Counterparts . . . . . . .  XI-2
      Section 11.8. Applicable Law  . . . . . . . . . . . .  XI-2
      Section 11.9. Captions  . . . . . . . . . . . . . . .  XI-2

EXHIBIT A - Project Facility

EXHIBIT B - Form of Requisition

EXHIBIT C - Permitted Encumbrances

EXHIBIT D - Subsidiaries and Affiliates


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     THIS LOAN AGREEMENT is dated as of February 1, 1997, between the NEW JERSEY
ECONOMIC DEVELOPMENT AUTHORITY (the "Authority"), a public body corporate and politic constituting an instrumentality of the State of New Jersey and HOLT HAULING AND WAREHOUSING SYSTEM, INC., a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the New Jersey Economic Development Authority Act, as amended and supplemented, N.J.S.A. ss.34:1B-1, et seq. (the "Act"), declares that the Legislature has determined that Department of Labor and Industry statistics of recent years indicate a continuing decline in manufacturing employment within the State which is a contributing factor to the drastic unemployment existing within the State, which far exceeds the national average, thus adversely affecting the economy of the State and the prosperity, safety, health and general welfare of its inhabitants and their standard of living; and that the availability of financial assistance and suitable facilities are important inducements to new and varied employment promoting enterprises to locate in the State, and to existing enterprises to remain and expand in the State; and

     WHEREAS, the Authority was created to aid in remedying the aforesaid conditions and to implement the purposes of the Act, and the Legislature has determined that the authority and powers conferred upon the Authority under the Act and the expenditure of moneys pursuant thereto constitute a serving of a valid public purpose and that the enactment of the provisions set forth in the Act is in the public interest and for the public benefit and good and has been so declared to be as a matter of express legislative determination; and

     WHEREAS, the Authority, to accomplish the purposes of the Act, is empowered
(i) to extend credit or make loans to any person for the planning, designing, acquiring, constructing, reconstructing, improving, equipping and furnishing of a project, which credit or loans may be secured by loan and security agreements, mortgages, leases, and any other instruments, upon such terms and conditions as the Authority shall deem reasonable; (ii) to require the inclusion in any mortgage, lease, contract, loan and security agreement or other instruments, such provisions for the construction, use, operation and maintenance and financing of a project as the Authority may deem necessary or desirable; and
(iii) to enter into contracts with respect to the planning, designing, financing, constructing, reconstructing, improving, equipping, furnishing, operating and maintaining of a project, for such consideration and upon such terms and conditions as the Authority may determine to be reasonable; and

     WHEREAS, as an inducement to the Company to undertake a certain project consisting of the acquisition and filling of approximately 18.6 acres of tidewater property (including the cost of off-site mitigation required by environmental permits), the renovation of an existing building of approximately 36,500 square feet into a refrigerated warehouse and certain additional building renovations, the performance of certain site improvements, including the renovation of a collapsed pier, the construction of two marginal piers and certain paving, grading and filling costs, and the purchase and installation of machinery and equipment, including container cranes, bulldozers, forklift trucks and other peripheral equipment for use in the loading and unloading of oceangoing vessels, all part of a public port facility and property functionally related and subordinate thereto (the "Project"), said Project to be located in the City of Gloucester City, County of Camden, New Jersey, the Authority, in furtherance of the purposes of the Act, made certain findings and determinations and preliminarily approved the application of the Company for the financing of the Project by resolution duly adopted on May 24, 1983 and by further resolution duly adopted on August 7, 1984 authorized the issuance of its Variable/Fixed Rate Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) in the principal amount of $13,500,000 (the "Series A Bonds") for the purpose of providing funds for the making of a loan to the Company to finance a portion of the Project and to enable the Company to refund certain outstanding bonds; and

     WHEREAS, in furtherance of the purposes of the Act, the Authority heretofore issued the Series A Bonds for the Company in the City of Gloucester City, Camden County, New Jersey on August 24, 1984, and loaned the proceeds from the sale thereof to the Company pursuant to a Loan Agreement dated as of August 1, 1984 between the Authority and the Company; and

     WHEREAS, as a further inducement to the Company to undertake certain additional costs in connection with the Project and in furtherance of the purposes of the Act, the Authority by resolution duly adopted on September 4, 1985 authorized the issuance of its Variable/Fixed Rate Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) in the aggregate principal amount of $17,500,000, consisting of its Series B Variable/Fixed Rate Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) in the principal amount of $7,500,000 (the "Series B Bonds") and its Series C Variable/Fixed Rate Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) in the principal amount of $10,000,000 (the "Series C Bonds"), all for the purpose of providing funds for the making of loans to the Company to finance a portion of the Project; and

     WHEREAS, in furtherance of the purposes of the Act, the Authority heretofore issued the Series B Bonds for the Company in the City of Gloucester City, Camden County, New Jersey, on December 6, 1985, and loaned the proceeds from the sale thereof to the Company pursuant to a loan agreement dated as of November 1, 1985 between the Authority and the Company; and

     WHEREAS, in furtherance of the purposes of the Act, the Authority heretofore issued the Series C Bonds for the Company in the City of Gloucester City, Camden County, New Jersey, on December 30, 1985, and loaned the proceeds from the sale thereof to the Company pursuant to a loan agreement dated as of December 1, 1985 between the Authority and the Company; and

     WHEREAS, the Company requested an additional loan from the Authority to refund the Series C Bonds and, as an inducement to the Company to refund the Series C Bonds, the Authority duly adopted an amended final resolution on January 8, 1986 authorizing the issuance of its Economic Development Bonds (Holt Hauling and Warehousing System, Inc. 1983 Project) 11.85% 1986 Series in the aggregate principal amount of $10,000,000 (the "1986 Series Bonds") and providing for the securing of the payment of said 1986 Series Bonds by a pledge of moneys to be received by the Authority and the assignment of certain rights of the Authority with respect to the Project, which pledge and assignment further secured the payment of the principal of and interest on the 1986 Series Bonds; and

     WHEREAS, the Authority issued the 1986 Series Bonds on February 25, 1986 and applied the proceeds of the 1986 Series Bonds to make a loan to the Company to refund the Series C Bonds in accordance with a certain loan agreement between the Authority and the Company and a certain indenture of trust between the Authority and Bankers Trust Company, as trustee, both dated as of February 1, 1986, providing, in part, for payments by the Company to the Authority sufficient to meet installments of interest and principal on the 1986 Series Bonds; and

     WHEREAS, the Company requested an additional loan from the Authority to refund the Series A Bonds and the Series B Bonds, and, as an inducement to the Company to refund the Series A Bonds and the Series B Bonds, the Authority duly adopted an amended final resolution on July 1, 1986 authorizing the issuance of its Series D Senior Mortgage Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) in an aggregate principal amount of $18,750,000 (the "Series D Bonds") and providing for the securing of the payment of said Series D Bonds by a pledge of moneys to be received by the Authority and the assignment of certain rights of the Authority with respect to the Project, which pledge and assignment further secured the payment of the principal of and interest on the Series D Bonds; and

     WHEREAS, the Authority issued the Series D Bonds on September 18, 1986 and applied the proceeds of the Series D Bonds to make a loan to the Company to refund the Series A Bonds and the Series B

Bonds in accordance with a certain loan agreement between the Authority and the Company (the "Series D Agreement"; the Mortgage as defined in the Series D Agreement is hereinafter referred to as the "Series D Mortgage") and a certain indenture of trust between the Authority and Bankers Trust Company, as trustee, both dated as of August 1, 1986, providing, in part, for payments by the Company to the Authority sufficient to meet installments of interest and principal on the Series D Bonds; and

     WHEREAS, the Company requested an additional loan from the Authority to finance certain additional costs in connection with the Project and as a further inducement to the Company to undertake such costs and in furtherance of the purposes of the Act, the Authority duly adopted an amended final resolution on December 2, 1986 authorizing the issuance of its Series E Senior Mortgage Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) in an aggregate amount not to exceed $8,500,000 (the "Series E Bonds") and secured the payment of said Series E Bonds by a pledge of moneys to be received by the Authority and the assignment of certain rights of the Authority with respect to the Project, which pledge and assignment further secured the payment of the principal of and interest on the Series E Bonds; and

     WHEREAS, the Authority issued the Series E Bonds on December 30, 1986 and applied the proceeds of the Series E Bonds to make a loan to the Company for the financing of a portion of the costs of the Project, all in accordance with a certain loan agreement between the Authority and the Company (the "Series E Agreement"; the Mortgage as defined in the Series E Agreement is hereinafter referred to as the "Series E Mortgage") and a certain indenture of trust between the Authority and Bankers Trust Company, as trustee, both dated as of December 1, 1986, providing, in part, for payments by the Company to the Authority sufficient to meet installments of interest and principal on the Series E Bonds; and

     WHEREAS, the Company thereafter amended the Application, revising certain aspects thereof to reflect cost overruns incurred with respect to the Project and requested that the Authority reconfirm its approval of the project described in the Application; and

     WHEREAS, the Company requested a further loan from the Authority to finance certain additional costs in connection with the Project and as a further inducement to the Company to undertake such additional costs and in furtherance of the purposes of the Act, the Authority duly adopted an amended final resolution on August 4, 1987 (the "August Resolution") authorizing the issuance of its Series F Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) in an aggregate principal amount not to exceed $9,000,000 (the "Series F Bonds") and providing for the securing of the payment of said Series F Bonds by a pledge of moneys to be received by the Authority and the assignment of certain rights of the Authority with respect to the Project, which pledge and assignment further secured the payment of the principal of and interest on the Series F Bonds; and

     WHEREAS, the Authority was thereafter requested and agreed to amend the form of bonds approved in the August Resolution and to substitute Fidelity Bank, National Association as trustee in the place of Bankers Trust Company, New York, New York, and duly adopted an amended final resolution on December 1, 1987 authorizing the amended form of Series F Bonds and the substitution of trustee, and otherwise ratifying and confirming the August Resolution; and,

     WHEREAS, the Authority issued its Variable/Fixed Rate Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project), Series F, in the aggregate principal amount of $9,000,000 on December 24, 1987 and applied the proceeds of the Series F Bonds to make a loan to the Company for the financing of a portion of the costs of the Project, all in accordance with a certain loan agreement between the Authority and the Company and a certain indenture of trust between the Authority and Fidelity Bank, National Association, as trustee, both dated as of December 1, 1987, providing, in part, for payments by the Company to the Authority sufficient to meet installments of interest and principal on the Series F Bonds; and

     WHEREAS, the Company requested an additional loan from the Authority to refund the 1986 Series Bonds and the Series F Bonds and, as an inducement to the Company to refund such Bonds, the Authority duly adopted an amended final resolution on January 7, 1992 authorizing the issuance of its Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project), Series G in the aggregate principal amount of $10,000,000 (the "Series G Bonds"), and its Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project), Series H in the aggregate principal amount of $9,000,000 (the "Series H Bonds"), and provided for the securing of the payment of said Series G Bonds and the Series H Bonds by a pledge of moneys to be received by the Authority and the assignment of certain rights of the Authority with respect to the Project, which pledge and assignment are hereby declared to further secure the payment of the principal of and interest on the Series G Bonds and the Series H Bonds; and

     WHEREAS, the Authority issued the Series G Bonds on January 28, 1992 and applied the proceeds of the Series G Bonds to make a loan to the Company to refund the 1986 Series Bonds in accordance with a certain loan agreement between the Authority and the Company, and a certain indenture of trust between the Authority and Mellon Bank, N.A., as trustee, both dated as of January 2, 1992 providing, in part, for payments by the Company to the Authority sufficient to meet installments of interest and principal on the Series G Bonds; and

     WHEREAS, the Authority issued the Series H Bonds on January 28, 1992 and applied the proceeds of the Series H Bonds to make a loan to the Company to refund the Series F Bonds in accordance with a certain loan agreement between the Authority and the Company, and a certain indenture of trust between the Authority and Mellon Bank, N.A., as trustee, both dated as of January 2, 1992, providing, in part, for payments by the Company to the Authority sufficient to meet installments of interest and principal on the Series H Bonds; and

     WHEREAS, the Company requested an additional loan from the Authority to undertake certain additional costs in connection with the Project and, as an inducement to the Company to undertake such costs and in furtherance of the purposes of the Act, the Authority duly adopted a final resolution on September 7, 1993 authorizing the issuance of its Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project), 1993 Series I in the aggregate principal amount of $5,000,000 (the "Series I Bonds"), and secured the Series I Bonds by a pledge of moneys to be received by the Authority and the assignment of certain rights of the Authority with respect to the Project, which pledge and assignment are hereby declared to further secure the payment of the principal of and interest on the Series I Bonds; and

     WHEREAS, the Authority issued the Series I Bonds on November 10, 1993 and applied the proceeds of the Series I Bonds to make a loan to the Company for the financing of a portion of the additional costs in connection with the Project, all in accordance with a certain loan agreement between the Authority and the Company, and a certain indenture of trust between the Authority and The Bank of New York, as trustee, both dated as of November 1, 1993 providing, in part, for payments by the Company to the Authority sufficient to meet installments of interest and principal on the Series I Bonds; and

     WHEREAS, the Company requested an additional loan from the Authority to refund the Series I Bonds; and

     WHEREAS, the Authority issued its Economic Development Revenue Refunding Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) 1995 Series J in the aggregate principal amount of $5,000,000 (the "Series J Bonds"), which Series J Bonds are secured by a pledge of moneys to be received by the Authority and the assignment of certain rights of the Authority with respect to the Project, which pledge and assignment further secure the payment of the principal of and interest on the Series J Bonds; and

     WHEREAS, the Authority applied the proceeds of the Series J Bonds to make a loan to the Company (the "Loan") to refund the Series I Bonds, all in accordance with a certain loan agreement dated as of June 1, 1995 between the Authority and the Company and a certain indenture of trust dated as of June 1, 1995 between the

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Authority and The Bank of New York, as trustee for the Series J Bonds providing, in part, for payments by the Company to the Authority sufficient to meet installments of interest and principal on the Series J Bonds; and

     WHEREAS, the Company has filed an Application for Refunding NJEDA Bonds, dated July 22, 1996, with the Authority requesting an additional loan from the Authority to refund the Series D Bonds and the Series E Bonds; and

     WHEREAS, the Authority proposes to issue its Senior Mortgage Economic Development Revenue Refunding Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) 1997 Series K in the aggregate principal amount of $27,250,000 (the "Bonds"), and to secure the Bonds by a pledge of moneys to be received by the Authority and the assignment of certain rights of the Authority with respect to the Project, which pledge and assignment are hereby declared to further secure the payment of the principal of and interest on the Bonds; and

     WHEREAS, the Authority proposes to apply the proceeds of the Bonds to make a loan to the Company to refund the Series D Bonds and the Series E Bonds, all in accordance with a certain loan agreement (the "Loan Agreement") to be entered into between the Authority and the Company and a certain indenture of trust (the "Indenture") to be entered into between the Authority and the trustee to be designated for the Bonds (the "Trustee") providing, in part, for payments by the Company to the Authority sufficient to meet installments of interest and principal on the Bonds; and

     WHEREAS, the Company and the Authority each have full right and lawful authority to enter into this Loan Agreement (hereinafter referred to as the "Agreement"), and to perform and observe the provisions hereof on their respective parts to be performed and observed.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows; provided, that any obligation of the Authority created by or arising out of this Loan Agreement shall never constitute a debt or a pledge of the faith and credit or the taxing power of the State or any political subdivision or taxing district of the State (other than the Authority, to the limited extent provided in the Indenture) but shall be payable solely out of the Trust Estate (as hereinafter defined), anything herein contained to the contrary by implication or otherwise notwithstanding:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. All capitalized, undefined terms used herein shall have the same meanings as used in Article I of the hereinafter defined Indenture. In addition, the following words and phrases shall have the following meanings:

     "Act" means The New Jersey Economic Development Authority Act, as amended, N.J.S.A. 34:1B-1, et seq., or any successor legislation, and any regulations and administrative pronouncements promulgated thereunder.

     "Affiliate" means any Person under the control of or in common control or ownership (direct or indirect) of or with the Company or any Affiliate of the Company or that is included on the Company's combined financial statements. For the purposes of this definition and the definition of Related Party below, "control" shall mean ownership or control (direct or indirect) of five percent or more of the voting stock of the Person for which such determination is to be made or the exercise of management control over the business and affairs of such Person. The term "Affiliate" shall not be deemed to include any Person any portion of which is owned or held by the Company solely for investment purposes provided that (i) the Company does not own or hold more than 49% of such Person and (ii) such Person is not included in the Company's consolidated financial statements.

     "Aggregate Combined Net Income" of a group of Persons for any specified periods means the sum of the Combined Net Income of such group for each such period in which Combined Net Income was greater than zero.

     "Agreement" or "Loan Agreement" means this Series K Loan Agreement as the same may be from time to time amended, modified or supplemented in accordance with its terms.

     "Application" means, collectively (i) the application for financial assistance of the Company dated April 28, 1983, submitted to the Authority, including any amendments thereto, and (ii) the application for refunding NJEDA bonds of the Company dated July 22, 1996, submitted to the Authority, as are on file at the Authority's offices.

     "Assignment" means the Series K Assignment dated the Closing Date by and between the Authority, as assignor, and the Trustee, as assignee, assigning, subject to such reservations as are contained therein, all of the Authority's right, title and interest in and to this Agreement and the other Loan Documents, as the same may be from time to time amended, modified or supplemented.

     "Authority" means the New Jersey Economic Development Authority, a public body corporate and politic constituting an instrumentality of the State, exercising governmental functions and any body, board, authority, agency or political subdivision or other instrumentality of the State which shall hereafter succeed to the powers, duties and functions thereof.

     "Authority Representative" means the Chairperson, Vice Chairperson, Executive Director, Managing Director of Investment Banking or any other officer of the Authority who shall have power to execute contracts pursuant to By-Laws of the Authority and any resolution adopted thereunder.

     "Bond" or "Bonds" or "Series K Bond" or "Series K Bonds" means one or more of the Senior Mortgage Economic Development Revenue Refunding Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) 1997 Series K of the Authority in an aggregate principal amount of $27,250,000 authorized to be issued pursuant to the Bond Resolution, delivered under and pursuant to the Bond Resolution and the Indenture and any bonds issued in lieu of or in substitution therefor.

     "Bond Counsel" with respect to the issuance and delivery of the Bonds means Wolff & Samson, A Professional Corporation, having its office at 5 Becker Farm Road, Roseland, New Jersey 07068, and subsequent thereto, such firm or any other nationally recognized bond counsel reasonably satisfactory to the Authority and the Trustee.

     "Bond Fund" means the fund so designated which is established and created pursuant to Section 5.01 of the Indenture.

     "Bond Purchase Agreement" means the bond purchase agreement dated the Closing Date by and among the Authority, the Company and the Purchaser relating to the issuance and sale of the Bonds, as the same may be from time to time amended, modified or supplemented.

     "Bond Resolution" means the resolution of the Authority adopted on September 9, 1996 and entitled "Final Resolution (Holt Hauling and Warehousing System, Inc. - 1983 Project)" authorizing the issuance and sale of the Bonds and the execution and delivery of this Agreement, the Indenture, the Bond Purchase Agreement, the Assignment and the other Loan Documents and determining other matters in connection with the Project.

     "Bond Year" shall have the meaning set forth in the Tax Certificate.

     "Business Day" means a day on which the Trustee and banks located in West Paterson, New Jersey or New York City are open for the purpose of conducting a commercial banking business.

     "Cancellation Date" means the effective date of the Authority's notice of cancellation of the Bonds given pursuant to Section 9.3 hereof.

     "Cash Flow" of a Person means Net Income of such Person plus depreciation and other non-cash charges to income plus (or minus) any increase (or decrease) in deferred taxes.

     "Chief Financial Officer" means Bernard Gelman, the Vice President and Treasurer of the Company, or such other individual functioning in a substantially similar capacity on behalf of the Company as the Company shall designate in a notice to the Trustee from time to time.

     "Closing Date" means March 3, 1997 or such other date which shall be the date of execution and delivery of this Agreement and the other Loan Documents, the issuance and delivery of the Bonds and the making of the Loan.

     "Code" means the Internal Revenue Code of 1986, as the same may be hereafter modified, supplemented or amended, including the Treasury Regulations promulgated thereunder, and including, to the extent not inconsistent with the Code, Treasury Regulations promulgated under the Internal Revenue Code of 1954, as amended.

     "Collateral" means all of the rights and assets of the Company or any other Person in which the Authority or the Trustee is now or hereafter granted a lien or security interest in order to secure the performance of the Company's obligations under this Loan Agreement, the Mortgage or any of the Collateral Documents, the obligations of the Authority hereunder or under the Bonds or the obligations of any Guarantor under the Guaranty.

     "Collateral Documents" means all documents executed and delivered or to be executed and delivered and under which the Authority or the Trustee is granted a lien or security interest in any of the rights and assets of the Company or any other Person in order to secure the performance of the Company's obligations under this Agreement or any other Loan Documents, the obligations of the Authority under the Indenture or under the Bonds or the obligations of any Guarantor under the Guaranty.

     "Combined Cash Flow", "Combined Interest Charges", "Combined Net Income" and "Combined Net Income Before Interest and Taxes" for any period means, respectively, the Cash Flow, Interest Charges, Net Income and Net Income Before Interest and Taxes of the Company and the Guarantors for such period, combined in accordance with generally accepted accounting principles consistently applied.

     "Combined Indebtedness" means (i) the Combined Total Assets less (ii) the total combined stockholders' equity of the Company and the Guarantors plus deferred taxes, each determined in accordance with generally accepted accounting principles consistently applied, as such combination is effected in accordance with generally accepted accounting principles consistently applied as at any date on which the amount thereof shall be determined.

     "Combined Long Term Indebtedness" means Long Term Indebtedness of the Company and the Guarantors as such combination is effected in accordance with generally accepted accounting principles consistently applied as at any date on which the amount thereof shall be determined.

     "Combined Tangible Net Worth" means (i) total combined shareholders' equity in the Company and the Guarantors, determined in accordance with generally accepted accounting principles consistently applied, as such combination is effected in accordance with generally accepted accounting principles consistently applied, less (ii) the aggregate net amount of the following items to the extent, if any, that they were included in consolidated assets or deducted from consolidated liabilities in computing shareholders' equity:

     (a) All licenses, patents, copyrights, tradenames, trademarks, franchises, goodwill, experimental or organizational expense, unamortized debt discount and expense, treasury stock and all other assets which under generally accepted accounting principles are deemed intangible; and

     (b) Any write-up of assets (other than current assets written up in accordance with generally accepted accounting principles consistently applied) made after January 1, 1996.

     "Combined Total Assets" means the assets of the Company and the Guarantors, combined in accordance with generally accepted accounting principles consistently applied.

     "Company" means Holt Hauling and Warehousing System, Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and duly authorized to transact business in the State, and any surviving, resulting, or transferee entity as provided in Section 2.5(k) hereof.

     "Company Representative" means the person or persons at the time designated to act on behalf of the Company by written certificate furnished to the Authority and the Trustee containing the signature of such person or persons and signed on behalf of the Company by its President or any Vice President. Such certificate may designate an alternate or alternates.

     "Cumulative Combined Net Income" for any specified periods means the sum of Combined Net Income for each of such periods (subtracting Combined Net Income for any period in which it is negative, as appropriate).

     "Date of Issue" or "Issue Date" shall have the meaning set forth in the Tax Certificate.

     "Debt Service" means, for any Bond Year, the scheduled amount of interest and amortization of principal payable for that Bond Year with respect to the Bonds; provided, however, that in determining Debt Service for any Bond Year, there shall not be taken into account amounts scheduled with respect to any Bonds (or portion thereof) that have been retired before the beginning of such Bond Year. The determination of Debt Service on the Bonds shall be made on the first day of each Bond Year in the manner provided in Section 148(d) of the Code and the regulations promulgated thereunder.

     "Default" means any Default under this Agreement as specified in and defined by Section 9.1 hereof.

     "Distribution Fund" shall have the meaning set forth in Section 2.5(e).

     "ERISA" means the federal Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

     "Event of Cancellation" shall have the meaning set forth in Section 9.3(a).

     "Excess Amount" means, as of any payment date, the amount in the Bond Fund on such date in excess of the amount required for the payment of principal, accrued interest and premium, if any, on the Bonds due on such date.

     "Extraordinary Tax Liability" shall mean any tax liability payable by any shareholders of the Company or any Guarantor in respect of extraordinary or non-recurring items of income or non-operating revenues or revenues other than operating revenues of the Company or any Guarantor consisting of the receipt of cash by, or the accrual of cash payable to, the Company or a Guarantor.

     "Fiscal Year" means January 1 through December 31.

     "Gross Proceeds" shall have the meaning set forth in the Tax Certificate.

     "Guarantor" means any of B.H. Sobelman & Co., Inc., Refrigerated Distribution Center, Inc., Oregon Avenue Enterprises,

Incorporated, Holt Cargo Systems, Inc., The Riverfront Development Corp., CRT, Inc., Triple Seven Ice, Inc., Pattison Avenue Warehousing Corp., Refrigerated Enterprises, Inc., 777 Pattison Ave., Inc., Dockside International Fish Co., Inc., Murphy Marine Services, Inc., Wilmington Stevedores, Inc. and any other Person required to be a guarantor under the Guaranty.

     "Guaranty" means the Series K Guaranty Agreement dated as of February 1, 1997 executed by the Guarantors to and in favor of the Authority, and any amendments or supplements thereto.

     "Indebtedness" means, for any Person (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, (ii) all direct or indirect guarantees of such Person in respect of, and all obligations or undertakings (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness of any other Person for borrowed money or for the deferred purchase price of property and (iii) all other obligations, contingent or otherwise, which in accordance with generally accepted accounting principles consistently applied shall be classified on such Person's balance sheet as liabilities, including liabilities secured by any Lien on property owned or acquired by such Person or a Subsidiary thereof, whether or not the liability secured thereby shall have been assumed, capitalized leases and all guaranties, endorsements and other contingent obligations. For purposes of determining the amount of Indebtedness of a Person, the total amount of Indebtedness of another Person as to which such Person is obligated described in clause (ii) or (iii) above, or the total possible payments which such Person may become obligated to make in respect of a contingent liability, shall be considered Indebtedness of such Person. Notwithstanding anything herein to the contrary, Indebtedness, for any Person, shall not include the amount available to be drawn under any letter of credit issued with respect to a liability or contingent liability of such Person.

     "Indenture" means the Series K Indenture of Trust, dated as of February 1, 1997 between the Authority and the Trustee, pursuant to which the Bonds are authorized to be issued, and any amendments and supplements thereto.

     "Interest Charges" means for any Person for any four consecutive quarterly fiscal periods, the aggregate of all interest expense (including, without limitation, any letter of credit fees) as reflected on the Company's combined statement of income for such period in accordance with generally accepted accounting principles consistently applied.

     "Liens" means any mortgages, pledges, liens or other charges or encumbrances of any kind (including the charge upon property purchased under conditional sale or other title retention agreements) upon, or any security interest in, any property, real or personal, tangible or intangible.

     "Loan" means the loan in an aggregate principal amount of $27,250,000 made by the Authority, as lender, from the proceeds of the sale of the Bonds, to the Company, as borrower, to provide funds for the refunding of the Series D Bonds and the Series E Bonds, all in accordance with the terms of this Agreement.

     "Loan Documents" means any or all of this Agreement, the Indenture, the Bond Purchase Agreement, the Mortgage, the Guaranty, the Assignment and all documents, certificates and instruments executed in connection therewith.

     "Long Term Indebtedness" means all Indebtedness which would, in accordance with generally accepted accounting principles consistently applied, constitute long term debt, but in any event shall include:

          (i) any portion thereof included in current liabilities,

          (ii) any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year notwithstanding that any such Indebtedness may be payable on demand or not more than one year after the creation thereof, and

          (iii) any guarantee with respect to Long Term Indebtedness (of the kind otherwise described in this definition) of another Person.

     "Mortgage" means the Series K Mortgage and Security Agreement dated as of February 1, 1997 from the Company and 777 Pattison Ave., Inc. to the Authority under which the Company and 777 Pattison Ave., Inc. grant to the Authority a mortgage lien on and a security interest in their respective interests in the Project Facility to secure payment of the Company's obligations contained in
Section 4.2(a) hereof and 777 Pattison Ave., Inc.'s payment obligations under the Guaranty, and any amendments and supplements thereto.

     "Mortgaged Property" shall have the meaning ascribed to such term in the Mortgage.

     "Net Income" of a Person means the net income of such Person determined in accordance with generally accepted accounting principles consistently applied, exclusive of extraordinary items of income.

     "Net Income Before Interest and Taxes" of a Person means the Net Income of such Person, plus the amounts deducted for interest and taxes based upon the income of such Person in determining such Net Income.

     "Net Proceeds," when used with respect to any property and casualty insurance proceeds or any condemnation award, means the amount remaining after deducting all expenses (including attorneys' fees and disbursements) incurred in the collection of such proceeds or award from the gross proceeds thereof.

     "Owner" or "Bondowner" or "Holder" or "Bondholder" means the person or persons in whose name or names a Bond shall be registered on the books of the Authority kept for that purpose in accordance with the provisions of the Indenture.

     "Parity Indebtedness" shall have the meaning set forth in Section 2.5(j) of this Agreement.

     "Permitted Encumbrances" means, as of any particular time, (i) those items shown in Exhibit C hereto, and (ii) any Lien on the Mortgaged Property hereafter incurred by the Company or the Guarantors in accordance with the provisions of this Agreement.

     "Person" or "Persons" means any one or more individuals, corporations, partnerships, limited liability companies, joint ventures, trusts, unincorporated organizations, governmental agencies or political subdivisions.

     "Prime Rate" means a fluctuating interest rate per annum equal to the rate published in the Wall Street Journal from time to time as the prime lending rate; any change in the Prime Rate shall be effective on the date such change is published in the Wall Street Journal.

     "Project" means the acquisition and filling of approximately 18.6 acres of tidewater property (including the cost of off-site mitigation required by environmental permits), the renovation of an existing building of approximately 36,500 square feet into a refrigerated warehouse and certain additional building renovations, the performance of certain site improvements, including the renovation of a collapsed pier, the construction of two marginal piers and certain paying, grading and filling costs, and the purchase and installation of machinery and equipment, including container cranes, bulldozers, forklift trucks and other peripheral equipment for use in the loading and unloading of ocean-going vessels, all part of a public port facility and property functionally related and subordinate thereto, all to be located in the Project Municipality.

     "Project Facility" means the marine terminal complex, consisting of land and improvements existing or to be constructed thereon, and all fixtures and other personalty affixed thereto, which is or will be owned by the Company and located in the Project Municipality, the location of which is more fully described in Exhibit A annexed hereto, including any additions, substitutions and replacements which have been or will be acquired and constructed thereon.

     "Project Fund" means the fund so designated which is established and created pursuant to Section 5.05 of the Indenture.

     "Project Municipality" means the City of Gloucester City, County of Camden, New Jersey.

     "Purchaser" means the purchasers of the Bonds named in the Bond Purchase Agreement, and any subsequent assignee or purchaser of any of the Bonds.

     "Rebate Requirement" shall have the meaning set forth in the Tax
Certificate.

     "Refunding Parity Indebtedness" shall have the meaning set forth in Section 2.5(j) hereof.

     "Related Party" means the Company, any Subsidiary or Affiliate, any Person controlling the Company, any Subsidiary or Affiliate and any director or employee of the Company, any Subsidiary or Affiliate.

     "Related Person" shall have the meaning set forth in the Tax Certificate.

     "Requisition" means a written request for a disbursement from the Project Fund or the separate trust fund described in Section 6.2 hereof, as the case may be, signed by a Company Representative, substantially in the form attached hereto as Exhibit B and satisfactorily completed as contemplated by said form.

     "Restricted Payment" means:

          (i) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of the Company its or any Guarantor (other than one payable solely in its common shares);

          (ii) any payment or distribution on account of the purchase, redemption or other retirement of any shares of the Company or any Guarantor or of any warrant, option or other right to acquire such shares, or any other payment or distribution made in respect thereof, either directly or indirectly, except any payment or distribution on account of (A) the principal of and prepayment charge, if any, on convertible debt, or (B) the purchase, redemption or other retirement of shares of the Company or any Guarantor in exchange for, or out of the net cash proceeds received by the Company or any Guarantor from a substantially concurrent sale of, other shares of the Company or any Guarantor; and

          (iii) any payment or distribution on account of the principal of and prepayment charge, if any, with respect to subordinated debt of the Company or the Guarantors other than (A) mandatory sinking fund or other retirement payments required by the terms thereof, (B) any working capital line of credit, and (C) optional redemption or other retirement payments paid from the proceeds of Parity Debt of the Company or any Guarantor incurred in accordance with the provisions of Section 2.5(j) of this Agreement or other subordinated debt of the Company or any Guarantor.

     The amount of any Restricted Payment in property shall be deemed to be the greater of its fair market value (as determined by an independent recognized appraiser) or its net book value.

     "Security Ratio" means at any time the value of the property subject to the lien of the Mortgage, as such value is determined by an appraisal required by
Section 2.5(j) hereof, divided by the sum of (i) the amount (including interest which has accrued and is being deferred) of Parity Indebtedness (as defined in
Section 2.5(j) hereof) plus (ii) the amount of the Bonds outstanding plus (iii) the amount (including interest which has accrued and is being deferred) of the Indebtedness outstanding to the City of Gloucester secured by the mortgages described in clauses (i), (ii) and (iii) of Section 9.1(k) of this Agreement.

     "Series D Bonds" means one or more of the Series D Senior Mortgage Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) of the Authority in the aggregate principal amount of $18,750,000 which were issued on September 18, 1986, and are being refunded with the proceeds of the Series K Bonds.

     "Series E Bonds" means one or more of the Series E Senior Mortgage Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) of the Authority in the aggregate principal amount of $8,500,000, which were issued on December 30, 1986 and are being refunded with the proceeds of Series K Bonds.

     "State" means the State of New Jersey.

     "Subsidiary" means any entity of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries.

     "Substantial User" shall have the meaning set forth in the Tax Certificate.

     "Tax Certificate" means the Certificate as to Arbitrage and Compliance with the Internal Revenue Code of 1986 executed and delivered by the Company and the Authority on the Date of Issue.

     "Term of Agreement" means the term of this Agreement as specified in
Section 12.1 hereof.

     "Trustee" means The Bank of New York, a New York banking corporation and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee under the Indenture. "Principal Office" of the Trustee means the address specified in Section 12.04 of the Indenture or such other address as may be designated in writing to the Authority and the Company.

         "Uniform Commercial Code" means the Uniform Commercial Code, Title 12A of the New Jersey Statutes, as enacted and in force and effect in the State.

     "Yield" shall have the meaning set forth in the Tax Certificate.

     Section 1.2. Interpretation and Construction. In this Loan Agreement, unless the context otherwise requires:

          (1) Articles and Sections mentioned by number only are the respective Articles and Sections of this Agreement so numbered as originally executed;

          (2) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

          (3) Words importing persons mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, public or private, corporations or other legal entities, including public or governmental bodies, as well as natural persons;

          (4) Any headings preceding the texts of the several Articles and Sections of this Loan Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect;

          (5) If any clause, provision or section of this Loan Agreement or the application thereof to any circumstance shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof or the application of such clause, provision or section to circumstances other than those as to which it is held invalid or unenforceable; and

          (6) References herein to the Authority, the Trustee, the Company and the Purchaser shall include their respective successors and assigns.

                               (END OF ARTICLE I]

                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 2.1. Representations and Covenants of the Authority.

     (a) The Authority represents and covenants that:

          (1) The Authority is a public body corporate and politic constituting an instrumentality of the State duly organized and existing under the laws of the State. Under the provisions of the Act, the Authority is authorized to enter into the transactions contemplated by this Agreement, the Indenture and the other Loan Documents to which it is a party and to carry out its obligations hereunder and thereunder. The Authority has been duly authorized to execute and deliver this Agreement and the Indenture.

          (2) The Authority covenants that it will not pledge the amounts derived from this Loan Agreement other than as contemplated by the Indenture.

     (b) Pursuant to the Act, neither the members of the Authority nor any person executing bonds for the Authority shall be liable on said bonds by reason of the issuance thereof. All covenants, stipulations, promises, agreements and obligations of the Authority set forth herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Authority and not of any member, officer or employee of the Authority in his or her individual capacity, and no recourse shall be had for the payment of the principal or redemption price of or interest on the Bonds or for any claim based thereon or hereunder against any member, officer or employee of the Authority or any person executing the Bonds.

     Section 2.2. Representations and Warranties of the Company. The Company represents and warrants that:

     (a) Corporate Status. The Company and each of the Guarantors is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged. The Company and each of the Guarantors are duly qualified or licensed as foreign corporations in good standing in every jurisdiction in which the nature of the respective businesses conducted makes such qualification or licensing necessary. The Company has no Subsidiary or Affiliate other than as listed in Exhibit D annexed hereto and made a part hereof.

     (b) Corporate Power and Authority. The Company and each of the Guarantors has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the other Loan Documents to which each is a party, and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by law or by its charter or by-laws) to authorize the execution and delivery of this Agreement and each of the other Loan Documents to which each is a party. This Agreement, the Mortgage, the Guaranty and the other Loan Documents to which the Company and the Guarantors are parties each constitute the legal, valid and binding obligations of the Company and the Guarantors, as applicable, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, or other similar laws relating to creditors' rights generally.

     (c) No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or Affiliate by or before any court, arbitrator or governmental or administrative body or agency which might result in any material adverse change in the operations, business, property or assets or in the condition (financial or otherwise) of the Company and the Guarantors taken as a whole or which would materially adversely affect the ability of the Company or any of its Subsidiaries or Affiliates to comply with this Agreement or any of the other Loan Documents to which the Company or any of its Subsidiaries or Affiliates is a party, or which would adversely affect, in any way, the validity or enforceability of the Bonds, this Agreement or any of the Loan Documents to which the Company or any of its Subsidiaries or Affiliates is a party. The Company is not, nor are any of its Subsidiaries or Affiliates, to the knowledge of the Company, in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any governmental instrumentality or agency.

     (d) No Violation. Neither the execution and delivery of this Agreement, the Mortgage, the Guaranty or the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene any provision of any law, statute, rule or regulation to which the Company or any of its Subsidiaries or Affiliates is subject or any judgment, decree, license, order or permit applicable to the Company or any of its Subsidiaries or Affiliates, or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, security interest, charge or encumbrance upon any of the property or assets of the Company or its Subsidiaries or Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company or any of its Subsidiaries or Affiliates is a party or by which any of them may be bound, or to which any of them may be subject, or violate any provision of the charter or by-laws of the Company or any of its Subsidiaries or Affiliates.

     (e) Governmental Approval. No consent or approval of, or filing with, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with the execution, delivery and performance of, this Agreement, any of the other Loan Documents or of any of the instruments or agreements herein or therein referred to, or the taking of any action hereby or thereby contemplated. The Company and the Guarantors are in compliance in all material respects with all applicable requirements of all Federal, state, county and local laws and with rules and regulations of Federal, state, county and local governmental and regulatory bodies, including without limitation, with respect to environmental protection and air and water pollution. Without limiting the foregoing, the Company, the Guarantors and the Mortgaged Property are in compliance with all applicable environmental laws, including without limitation the permits, licenses and approvals issued by the U.S. Army Corps of Engineers pursuant to the Federal Clean Water Act and the Federal River and Harbors Act and by the New Jersey Department of Environmental Affairs for waterfront development, stream encroachment and the grant of riparian rights, except as disclosed in the reports of Pennoni Associates Inc., respectively dated March 7, 1994, April 11, 1995, and January 29, 1996, heretofore furnished by the Company to the Authority and the Purchaser.

     (f) Margin Regulations. Neither the Company nor any of its Subsidiaries or Affiliates is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in 12 C.F.R. 221.3(v) or in any successor provision thereto). The proceeds of the Loan made pursuant to this Agreement will not be used in violation of Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect or any successor thereto.

     (g) Financial Condition. The combined comparative balance sheet of the Company and the Guarantors as at December 31, 1995, and the combined comparative statements of income, changes in financial position and retained earnings of. the Company and the Guarantors for the fiscal year ending on said date, all certified by BDO Seidman, and the unaudited combined comparative balance sheet of the Company and the Guarantors as at September 30, 1996, and the combined comparative statements of income, changes in financial position and retained earnings of the Company and the Guarantors for the nine months ending on such date, all of which have heretofore been furnished to the Purchaser, fairly reflect the combined comparative financial condition of the Company and the Guarantors at the respective dates thereof, and the results of the operations of the Company and the Guarantors for the periods covered thereby. The financial statements supplied to the Authority or the Purchaser (including any related schedules or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and show all liabilities, direct and contingent, of the Company and the Guarantors required to be shown in accordance with such principles. Since September 30, 1996 there has been no material adverse change in the combined financial condition of the Company and the Guarantors from that shown by the balance sheet as at that date.

     (h) Compliance with ERISA. The pension or other employee benefit plans which are established or maintained by the Company and each of the Subsidiaries and Affiliates (the "Plans") are in substantial compliance with ERISA, no Plan is insolvent or in reorganization, no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, neither the Company nor any of its Subsidiaries or Affiliates, nor an ERISA Affiliate, has incurred any material liability (including any material contingent liability) to or on account of a Plan pursuant to Section 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing Paragraphs on account of the termination of participation in or contributions to any such Plan, no proceedings have been instituted to terminate any Plan, no condition exists which presents a material risk to the Company or any Guarantor, respectively, of incurring a liability to or on account of a Plan pursuant to any of the foregoing Sections of ERISA, and no lien imposed under the Code or ERISA on the assets of any Guarantor exists or is likely to arise on account of any Plan.

     (i) Title to Property. The Company and the Guarantors have good and marketable title to all their respective properties and assets (i) reflected on the latest combined balance sheet referred to in paragraph (g) above and (ii) comprising the Project Facility (as defined in the Indenture) and the property subject to the Mortgage, and all such properties and assets are free and clear of Liens, except (A) Liens disclosed on such balance sheet, (B) materialmen's and mechanic's Liens which do not materially detract from the value or interfere with the present or anticipated business use of the Project Facility, and (C) those Permitted Encumbrances described on Exhibit C annexed hereto. To the best of the Company's knowledge, upon execution and delivery of this Agreement and the documents contemplated hereby and upon any filings or recordings made in connection therewith, the Mortgage will be a valid lien on the Mortgaged Premises subject and subordinate only to Permitted Encumbrances.

         (j) Tax Returns. All tax returns and tax reports of the Company and each of its former and present Affiliates and Subsidiaries required by law to be filed have been duly filed, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon the Company or any of its former or present Affiliates and Subsidiaries (or any of their properties) which are due and payable have been paid. The charges, accruals and reserves on the books of the Company and its Affiliates in respect of federal income tax for all periods are adequate in the opinion of the Company.

         (k) Disclosure. There is no fact known to the Company which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property, assets, or financial condition of the Company and the Guarantors which has not been set forth in the Loan Documents.

         (1) The Project. The Project is included within the definition of a "project" in the Act and the Company will operate or cause the Project Facility to be operated as "project" under the Act.

         (m) Use of Proceeds. The proceeds from the sale of the Bonds will be used only for the payment of the principal of the Series D Bonds and the Series E Bonds.

         (n) Compliance with Laws. The Company will use due diligence to cause the Project to be operated in accordance with the laws, rulings, regulations and ordinances of the State and the departments, agencies and political subdivisions thereof. The Company has obtained or caused to be obtained all requisite approvals of the State and of other federal, state, regional and local governmental bodies for the acquisition, construction, improving and equipping of the Project and the operation of the Project Facility.

         (o) Information in Application Accurate. All information and data contained in the Application relating to the Company was true, correct and complete in all material respects as of the date thereof. Aside from financial information relating to the Company, which information has not been updated since the date of submission of the Application, no information has been omitted therefrom which would make the Application misleading in any material respect, and the Application does not contain any untrue statement of a material fact and does not omit to state a material fact necessary in order to make the statements contained therein not misleading or incomplete.

         (p) Inducement. The availability of financial assistance from the Authority was an important inducement to the Company to undertake the Project and to locate the Project in the State.

         (q) No Untrue Statements. The representations, statements and warranties of the Company set forth in the Application, this Agreement, or any other Loan Document (1) are true, correct and complete in all material respects,
(2) do not contain any untrue statement of a material fact, and (3) do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or incomplete. The Company understands that all such statements, representations and warranties have been relied upon as an inducement by the Authority to issue, and the Purchaser to purchase, the Bonds.

         (r) Brokerage Commissions. No Person is entitled to receive from the Company or any other Person any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement.

         (s) Commencement of Proiect. Except as otherwise disclosed in the Application, the Project commenced subsequent to May 24, 1983, the date upon which the Authority adopted a resolution preliminarily approving the Project, and prior to such date neither the Company nor any Related Person commenced or caused to be commenced any off-site production or entered into an agreement binding the Company or any Related Person to proceed with the Project.

         (t) Prevailing Wages and Affirmative Action. The Company is fully familiar with the Authority's Prevailing Wage Regulations and Affirmative Action Program and has submitted to the Authority all reports and certificates required to date pursuant to the Prevailing Wage Regulations and Affirmative Action Program.

         (u) Environmental Representations and Warranties.

             The Company represents and warrants that:

             (1) The Company has never discharged any radioactive substances and is not in any way responsible for the presence of radioactive substances at the Holt Hauling & Warehousing System, Inc. Marine Terminal Facility in Gloucester, New Jersey (the "Facility");

             (2) The release of radioactive substances at the Facility and any damage resulting therefrom were caused solely by the act or omission of a third party other than (i) an employee or agent of the Company; or (ii) one whose act or omission occurred in connection with a contractual relationship existing directly or indirectly with the Company;

             (3) The Company has done nothing to disturb the radioactive substances located at the Facility and otherwise has exercised due care with respect to the radioactive substances concerned, taking into consideration the characteristics of such radioactive substances, in light of all relevant facts and circumstances;

             (4) The Company has taken precautions against (i) foreseeable acts or omissions of any third party described in paragraph (2) above, and (ii) the consequences that could foreseeably result from such acts or omissions;

             (5) The Company acquired the Facility after the disposal, discharge or placement of the radioactive substances on, in or at the Facility;

             (6) At the time the Company acquired the Facility, the Company did not know and had no reason to know that any radioactive substances were disposed of on, in, or at the Facility;

             (7) The Company undertook, at the time of acquisition, all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial and customary practice;

             (8) The Company was first advised of the existence of radioactive substances on its property by the New Jersey Department of Environmental Protection in February 1991;

             (9) All monitoring wells on the property have been sealed pursuant to New Jersey Department of Environmental Protection requirements;

             (10) A stormwater pollution prevention plan has been prepared and implemented for the site;

             (11) No underground storage tanks exist at the Facility;

             (12) All requirements of the March 17, 1995 and May 14, 1996 asbestos Operations and Maintenance Plans prepared by Property Solutions have been implemented at the Facility;

             (13) The Company is in compliance with the conditions in the Declaration of Environmental Restrictions dated June 5, 1996; and

             (14) No releases of oil or hazardous materials have occurred at the Facility other than as disclosed in reports prepared by Pennoni Associates, Inc. which have been submitted to the Bondholders.

         (v) Certain Affiliates. The following entities are inactive and have no assets or revenues: Holt Cargo Systems of California, Inc., Holt Warehousing Company, Marine Information Technology, Inc., T. and L. Leasing Corp., Broadway Equipment Leasing Corp. If any such entity becomes active or obtains assets or revenues, it shall, if it is an Affiliate, become a guarantor upon the occurrence of such event.

         (w) Default under Meridian Agreements. The Company is in good standing under its July 20, 1995 loan agreement with Meridian Bank and any other existing credit facilities with Meridian Bank (collectively, the "Meridian Agreements"). The Company has received no communications from Meridian Bank As to any defaults or potential defaults under the Meridian Agreements. The Company will notify the Bondholders promptly upon receipt of any communication from Meridian Bank alleging that the Company is in default or potential default under the Meridian Agreements or to the effect that the Meridian Agreements or the availability of additional advances or credit thereunder have been terminated or suspended.

         (x) Additional Representations. The Company hereby makes the representations and warranties set forth in the Guaranty as though it were a Guarantor thereunder, such representations being hereby incorporated by reference as though they appeared herein.

         Section 2.3. (INTENTIONALLY OMITTED).

         Section 2.4. Notice of Determination of Taxability. Promptly after the Company first becomes aware of any Determination of Taxability (as defined in the Indenture), the Company shall give written notice thereof to the Authority and the Trustee.

         Section 2.5. Covenants of the Company. The Company agrees that, so long as any of the Bonds are outstanding or any amounts are due under this Agreement or under any of the Loan Documents, it shall comply and shall cause each of the Guarantors to comply with the following provisions:

         (a) Compliance with Agreement. The Company shall observe and perform all of its obligations under this Agreement and the Loan Documents to which it is a party. The Company shall fully and faithfully perform all the duties and obligations which the Authority has covenanted and agreed in the Indenture to cause the Company to perform and any duties and obligations which the Company is required in the Indenture to perform.

         (b) Notice of Default, Litigation, Etc.

             (i) The Company shall furnish to the Trustee as soon as possible and in any event within five (5) Business Days after the discovery by any executive officer of the Company of any Default, a certificate setting forth the details of such Default and the action which the Company proposes to take with respect thereto.

             (ii) The Company shall give prompt notice to the Trustee of any litigation or governmental proceeding pending, involving or, to its knowledge, threatened against the Company or any Guarantor which involves an uninsured claim or the uninsured or deductible portion of an insured claim in excess of $500,000 and which, if adversely determined, would have a material adverse effect on the business or financial condition of the Company or any Guarantor.

         (c) Financial Statements; Inspections.

             (i) The Company shall deliver to the Trustee and each Owner owning $1,000,000 or more in aggregate principal amount of the Bonds who shall request the same in writing (A) within 120 days after the end of each Fiscal Year a combined comparative statement of income, reconciliation of capital accounts and related balance sheets for the Company and the Guarantors for such year prepared in conformity with generally accepted accounting principles consistently applied (such combined statements to be audited and certified by BDO Seidman or another accounting firm reasonably acceptable to the Trustee with an unqualified opinion); (B) within 90 days after the end of each of the first three fiscal quarters of each Fiscal Year, a combined comparative statement of income, reconciliation of capital accounts and related balance sheet (all of which shall be unaudited and certified by the Chief Financial Officer) for such quarter for the Company and the Guarantors; (C) such other financial data as the Trustee or such Bondholder may reasonably request and which is reasonably available to the Company; and (D) copies of any statements, notices, certificates and other information required to be furnished to the Authority under this Agreement, including without limitation Section 7.09 hereof, on the date such information is required to be so furnished. In addition, the Company shall deliver within 120 days after each Fiscal Year and within 90 days after the end of each of the first three fiscal quarters of each Fiscal Year combining statements for any such reporting period during which the Company's investment in any Subsidiary or Affiliate shall account for 15% or more of Combined Tangible Net Worth or 15% or more of combined sales and revenues, such combining statements to be unaudited and certified by the Chief Financial Officer. All financial statements specified in clauses (A) and (B) above shall be furnished in combined comparative form for the Company and the Guarantors with comparative figures for the corresponding period in the preceding year, and shall be accompanied by a certificate signed by the Chief Financial Officer, with appropriate documentation substantiating all financial calculations, stating that there exists no Default or, if any such Default exists, stating the nature thereof and what action the Company proposes to take with respect thereto.

             (ii) The Company shall permit, and shall cause each of the Guarantors to permit, any Person designated by the Authority or any Bondholder, at such person's expense, to visit and inspect the properties of the Company and each of the Guarantors and to examine the books and records, including financial records of the Company and the Guarantors and make copies or extracts thereof, and to discuss the affairs, finances and accounts of the Company and the Guarantors, with its and their officers, at such reasonable times as the Authority, the Trustee or such Owner may reasonably request.

             (iii) As a condition of providing any non-public reports, financial or operating data or other non-public information to any Bondholder pursuant to any of the provisions of this Agreement, the Company shall have the right to require that such Bondholder agree in writing not to disclose the same to any Person (except in the ordinary course of such Bondholder's business, including, without limitation, in connection with any sale or proposed sale of the Bonds by such Bondholder, and except as otherwise required by law or legal process) without the prior written consent of the Company.

         (d) Corporate Existence. The Company covenants that it shall maintain its corporate existence in good standing under the laws of the Commonwealth of Pennsylvania, shall cause each of the Guarantors to maintain their corporate existence in good standing under the laws of their respective jurisdiction of incorporation, and shall maintain, in each jurisdiction where material to the business of the Company and each of the Guarantors, its and each of their right to transact business in each jurisdiction in which the nature of its or their business or the character of the properties which it or they own or lease requires qualification as a foreign corporation and where failure to qualify would permanently preclude the Company or any of its Subsidiaries or Affiliates, as the case may be, from enforcing its rights with respect to its assets. No Subsidiary or Affiliate shall be incorporated in any jurisdiction if the laws of such jurisdiction would restrict or otherwise adversely affect the ability of such Subsidiary or Affiliate to perform its obligations under the Guaranty. The Company and each Subsidiary and Affiliate will comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and the effect of noncompliance during such contest will not have a material adverse effect upon the business, properties or condition, financial or otherwise, of the Company or any Subsidiary or Affiliate or result in the imposition of any Lien on the properties of any of them (unless the enforcement of any such Lien has been and continues to be effectively stayed).

         (e) Restricted Payments. Neither the Company nor any of its Subsidiaries or Affiliates shall make any Restricted Payment or set aside any funds therefor unless, after giving effect thereto, the aggregate of such Restricted Payments for all such purposes subsequent to the Closing Date would not exceed the sum (as in effect from time to time, hereinafter referred to as the "Distribution Fund") of (i) 50% of the Company's Cumulative Combined Net Income subsequent to December 31, 1995 so long as the Company's Combined Tangible Net Worth is greater than $45,000,000 (ii) the aggregate of the net cash proceeds received by the Company from any issuance or sale of capital shares of the Company subsequent to the Closing Date, and (iii) the aggregate of net cash, proceeds received by the Company from any issuance of any indebtedness of the Company which has been converted into capital shares of the Company subsequent to the Closing Date, which amount shall be added to the Distribution Fund only after such conversion. In addition, for the sole purpose of applying the provisions of this Section 2.5(e) to any Restricted Payment to be made to enable any shareholder of the Company or any Affiliate to pay any Extraordinary Tax Liability, 50% of any cash received during any fiscal year on account of any extraordinary or non-recurring items of income or non-operating revenues or revenues other than operating revenues that produced an Extraordinary Tax Liability and not included or includable in Net Income may be distributed to the Person who owes or has paid the Extraordinary Tax Liability to the extent needed to pay or reimburse such Person for such Extraordinary Tax Liability. No Restricted Payment may be made in other than cash or securities which are actively traded on a nationally recognized public market and have a readily ascertainable market value (which value shall be the amount of such Restricted Payment), unless the Company shall have received a report from an independent recognized appraiser as to the fair value of the property to be distributed or transferred, in which case the amount of such Restricted Payment shall be deemed to be the greater of its fair value (as determined by such appraiser) or its net book value on the books of the Company. Notwithstanding any of the foregoing provisions of this paragraph, neither the Company nor any Subsidiary or Affiliate shall make any Restricted Payment if at the time or after giving effect thereto, there shall exist any Event of Default or Default.

         (f) Maintenance of Combined Tangible Net Worth. The Company shall at all times maintain a Combined Tangible Net Worth of (i) not less than $45,000,000, plus 50% of the Company's Aggregate Combined Net Income at the end of each Fiscal Year subsequent to the Fiscal Year ending December 31, 1995 and
(ii) not less than 25% of Combined Long Term Indebtedness.

         (g) Limitation of Total Indebtedness. Neither the Company nor any of its Subsidiaries or Affiliates shall incur additional Indebtedness if, at the time such Indebtedness is incurred and after giving effect thereto and to any concurrent reduction of Indebtedness, Combined Indebtedness shall not exceed 400% of Combined Tangible Net Worth.

         (h) Times Interest Earned. The ratio of (i) the Company's Combined Net Income Before Interest and Taxes to (ii) the Company's Combined Interest Charges, calculated as of the end of each fiscal quarter for the period including such quarter and the immediately prior three fiscal quarters, combined, will be at least 1.35 in respect of each fiscal quarter beginning after September 30, 1996.

         (i) Cash Flow. The Combined Cash Flow of the Company shall not be less than $5,000,000 at the end of any Fiscal Year commencing on or after January
1, 1996.

         (j) Limitation on Parity Debt. After the date hereof, the Company and the Guarantors may at any time incur Indebtedness (including interest which has accrued and is being deferred) having a Lien on the property subject to the lien of the Mortgage or any part thereof and equal in priority with the lien securing the Bonds and the obligations of the Company under the Loan Documents (all of such Indebtedness (but not including the Bonds or the Indebtedness to the City of Gloucester secured by the mortgages described in clauses (i), (ii) and (iii) of Section 9.1(k) of this Agreement), whether now outstanding or hereafter incurred being referred to as "Parity Indebtedness") if, at the time it is incurred and after giving effect thereto, the Security Ratio would be not less than 2.2 to 1; provided that (i) no additional Parity Indebtedness (including interest which has accrued and is being deferred) shall be incurred without providing to the Trustee and to each Owner an appraisal not more than two years prior to such incurrence by an independent appraiser of recognized standing of the value of the property subject to the lien of the Mortgage; (ii) the Company must have interest coverage (computed as set forth in Section 2.5(h) hereof) after giving effect to the additional Parity Indebtedness contemplated of (x) not less than 1.25 for the four successive fiscal quarters immediately prior to the date of Parity Indebtedness incurrence and (y) not less than 1.35 for the four successive fiscal quarters immediately succeeding the date of Parity Indebtedness incurrence; (iii) at the time of the incurrence of such Parity Indebtedness and after giving effect thereto and to any concurrent reduction in Parity Indebtedness, Combined Indebtedness shall not exceed 400% of Combined Tangible Net Worth; and (iv) at the time of the incurrence of such Parity Indebtedness and after giving effect thereto, there shall not have occurred and then be continuing any Default. Prior to the incurrence of any Parity Indebtedness by the Company or any Subsidiary or Affiliate, the Company shall furnish to the Trustee a certificate of the Chief

Financial Officer demonstrating in reasonable detail compliance by the Company and such Subsidiary or Affiliate with the provisions of this paragraph. In addition, the Company and its Affiliates may at any time incur Indebtedness (including interest which has accrued and is being deferred) having a Lien on the property subject to the lien of the Mortgage or any part thereof and subordinate in priority to the lien securing the Bonds and the obligations of the Company under the Loan Documents provided that at the time of the incurrence of such subordinate Indebtedness and after giving effect thereto, there shall not have occurred and then be continuing any Default. Notwithstanding the foregoing, the Company shall have the right to incur Refunding Parity Indebtedness without regard to the provisions of the preceding sentences of this
Section 2.5(j). For purposes of this Agreement, the term "Refunding Parity Indebtedness" shall mean Parity Indebtedness which is the first or any subsequent refinancing of other Parity Indebtedness, but only to the extent that the principal amount of the Refunding Parity Indebtedness so incurred does not exceed the then outstanding amount of the refinanced Parity Indebtedness. In connection with the incurrence of any Parity Indebtedness (including Refunding Parity Indebtedness) permitted to be incurred hereunder, the Trustee shall, upon the request and written direction of the Company, prior to the effective date of such Parity Indebtedness, enter into coordinate lien or other agreements with the mortgagee for such Parity Indebtedness, substantially in the form of that certain Amended and Restated Coordinate Lien Agreement dated as of February 1, 1997 by and among the Company, The Bank of New York, as Series J Trustee and the Trustee and that certain Senior Indebtedness Coordinate Lien Agreement dated as of March 15, 1994 originally by and among the Company, Dockside Refrigerated Warehouses, Inc., Bankers Trust Company, as Series D Trustee, Bankers Trust Company, as Series E Trustee, Meridian Bank and The Bank of New York, as CCIA Series Trustee, as amended. The provisions of this Section 2.5(j) shall not apply to the issuance of the Bonds.

         (k) Acquisition, Merger or Consolidation. Neither the Company nor any Subsidiary or Affiliate shall merge or consolidate with any other Person (other than the Company) or acquire all or substantially all of the assets of any other Person, provided that the Company or any Subsidiary or Affiliate may acquire all or substantially all of such assets and/or merge or consolidate with another corporation if the surviving or acquiring corporation (i) is the company or a corporation duly organized in good standing under the laws of a State of the United States, (ii) each of the representations and warranties set forth in paragraphs (a) through (f), inclusive, (h), (i), (j) and (n) of Section 2.2 of this Agreement remains true and correct immediately after giving effect to such merger or consolidation, (iii) if the surviving corporation is not the Company, the surviving corporation expressly assumes all of the covenants and obligations of its predecessor under this Agreement and each of the Loan Documents and otherwise in respect of the Bonds, (iv) the Company or the surviving corporation could immediately after giving effect to the transaction, incur at least $1.00 of Indebtedness pursuant to Section 2.5(g) hereof, and (v) the Trustee shall have received an opinion of Bond Counsel to the effect that such acquisition of assets, merger or consolidation will not adversely affect the exemption of interest on the Bonds from federal income taxation, a certificate of the Chief Financial Officer stating that none of the covenants contained in this Agreement will be violated as a result of such acquisition of assets, merger or consolidation and such other agreements, certificates, opinions and documents as the Trustee shall have reasonably requested. Notwithstanding the foregoing, any such transaction must comply in all respects with the conditions of Section 8.1 of this Agreement. The Company agrees to notify the Bondholders of its intent to merge or consolidate or acquire assets pursuant to this paragraph (k) at least 10 days prior to entering into any binding agreements with respect to such merger or consolidation or acquisition.

         Notwithstanding the foregoing, the Company shall have the right at any time and from time to time to (i) merge or consolidate any Subsidiary or Affiliate with or into it (provided the Company is the surviving corporation) or with or into any other Subsidiary or Affiliate, or (ii) acquire substantially all of the assets, or cause any other Subsidiary or Affiliate to acquire substantially all of the assets, of any Subsidiary or Affiliate (other than the Company), without regard to the provisions of the immediately preceding paragraph of this Section 2.4(d), but subject to the provisions of Section 8.1.

         (1) Sale of Substantially All Assets. Neither the Company nor any Subsidiary or Affiliate shall sell, lease, assign, transfer or otherwise dispose of any assets from and after the date hereof (i) for less than fair market value, or (ii) if the total of the net book value of all assets sold, leased, assigned, transferred or otherwise disposed of from and after the date hereof exceeds 25% of total assets of the Company (including the Guarantors). The Company shall in any event not permit a Conveyance Event (as defined in Section
8.1 of this Agreement) to occur unless the Company has complied with the provisions of Section 8.1 of this Agreement. In addition, in the event of any sale of any property subject to the lien of the Mortgage or any part thereof, the Company shall make or set aside in trust for prepayments or payments of the Bonds and any Parity Indebtedness incurred in compliance with Section 2.5(j) of this Agreement an amount equal to the lesser of (i) the sale price of such property sold, or (ii) the principal, premium, if any, and interest due on the Bonds and any such Parity Indebtedness then outstanding. In the event the sale price of such property sold is less than the principal, premium, if any, and interest due on the Bonds and any such Parity Indebtedness then outstanding the amount of the sale price of such property sold shall be allocated on a pro-rata basis between the Bonds and such Parity Indebtedness. Notwithstanding the foregoing, neither the Company nor any Subsidiary or Affiliate shall sell, lease or otherwise transfer or dispose of any asset if, after giving effect to such sale, lease or other transfer or disposition, there shall exist any Default.

         (m) Investments in Subsidiaries and Affiliates, Etc. Neither the Company nor any Subsidiary or Affiliate shall purchase any capital stock or other security issued by, make any loan, advance or extension of credit to, purchase any of the business or integral part of the business of, or otherwise make any investment in, any Subsidiary, Affiliate or any other Person if, immediately before or after giving effect thereto, there shall exist any Default.

         (n) Compliance with ERISA. The Company and each of the Subsidiaries and Affiliates shall meet all minimum funding requirements applicable to any Plans and which are subject to ERISA or to Section 412 of the Code and will at all times comply in all respects with the provisions of ERISA and Section 412 of the Code which are applicable to the Plans. Neither the Company nor any Subsidiary or Affiliate will permit any event or condition to exist which would permit any of the Plans which is not a multiemployer plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary or Affiliate. Promptly after the occurrence of a "reportable event," as defined in Section 4043 of ERISA, or after the Company or a Subsidiary or Affiliate receives notice that the Pension Benefit Guarantee Corporation has instituted or intends to institute termination proceedings with respect to any Plan, and prior to the termination of any Plan by the administrator thereof, the Company shall notify the Trustee and provide such documentation, data and other information with respect thereto as the Trustee may reasonably request.

         (o) Transactions with Related Parties. Neither the Company nor any Subsidiary or Affiliate shall engage in or effect any transactions with any Related Party (other than the Company) on a basis less favorable to the Company or such Subsidiary or Affiliate, as the case may be, than would be the case if such transaction had been effected with a Person which was not a Related Party.

         (p) Additional Covenants. The Company hereby covenants to comply with all covenants set forth in the Guaranty as though it were a Guarantor thereunder, such covenants being hereby incorporated by reference as though they appeared herein.

                               [END OF ARTICLE II)

                                   ARTICLE III

            REFUNDING OF THE SERIES D BONDS AND THE SERIES E BONDS;
                              ISSUANCE OF THE BONDS

         Section 3.1. Agreement to Issue the Bonds; Application of Bond Proceeds. The Authority, concurrently with the execution of this Agreement, will issue, sell, and deliver the Bonds and deposit the net proceeds thereof with the Trustee in the Project Fund to be applied to pay a portion of the cost of refunding the Series D Bonds and the Series E Bonds.

         Section 3.2. Disbursements from the Project Fund. The Authority has, in the Indenture, authorized and directed the Trustee to disburse the Bond proceeds from the Project Fund to pay a portion of the costs of refunding the Series D Bonds and the Series E Bonds. The Trustee shall not make any disbursement from the Project Fund until the Company shall have provided the Trustee with a Requisition and the other documents required by Section 5.1 of this Agreement.

                              [END OF ARTICLE III]

                                     III-1

                                   ARTICLE IV

                                LOAN PROVISIONS

         Section 4.1. Loan of Proceeds. The Authority agrees, upon the terms and conditions contained in this Agreement and the Indenture, to make a loan to the Company in the principal amount of TWENTY-SEVEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($27,250,000), equal to the proceeds received by the Authority from the sale of the Bonds. Such proceeds shall be disbursed to or on behalf of the Company as provided in Section 3.2 hereof.

         Section 4.2. Amounts Payable.

         (a) The Company hereby covenants and agrees to repay the Loan, as follows: on or before the Business Day preceding any interest payment date for the Bonds or any other date that any payment of interest, premium, if any, or principal is required to be made in respect of the Bonds pursuant to the Indenture, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, a sum which, together with any moneys available for such payment in the Bond Fund, will enable the Trustee to pay the amount payable on such date as principal of (whether at maturity or upon redemption or acceleration or otherwise), premium, if any, and interest on the Bonds as provided in the Indenture.

         It is understood and agreed that all payments payable by the Company under subsection (a) of this Section 4.2 are assigned by the Authority to the Trustee for the benefit of the Owners of the Bonds. The Company assents to such assignment. The Authority hereby directs the Company and the Company hereby agrees to pay to the Trustee at the Principal Office of the Trustee all payments payable by the Company pursuant to this subsection.

         (b) The Company will also pay on the Closing Date the Authority's fee equal to $61,875. All expenses in connection with the preparation, execution, delivery, recording and filing of this Loan Agreement, the Note, the Mortgage and other Collateral Documents and in connection with the preparation, issuance and delivery of the Bonds, the Authority's fees, the fees and expenses of Wolff & Samson, P.A., the fees and expenses of the Trustee, the fees and expenses of Trustee's counsel and the fees and expenses of counsel to the initial beneficial owners of the Bonds shall be paid directly by the Company. The Company shall also pay throughout the term of the Bonds the Authority's annual fees and expenses and the Trustee's annual and special fees and expenses under the Indenture, the Loan Agreement, the Note and the Mortgage, including, but not limited to, reasonable attorney's fees and all costs of issuing, marketing, collecting payment on and redeeming the Bonds thereunder, and any costs and expenses of any Owner (or beneficial owner) in connection with any approval, consent or waiver under, or modification of, any such document.

         (c) [INTENTIONALLY OMITTED]

         (d) In the event the Company should fail to make any of the payments required in this Section 4.2, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, to the extent permitted by law, from the date when such payment was due, at the rate set forth in the Bonds.

         Section 4.3. Obligations of Company Unconditional. The obligations of the Company to make the payments required in Section 4.2 hereof and to perform and observe the other agreements contained herein shall be absolute and unconditional and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Authority or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Authority, the Trustee or the Owners, and, until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof, (ii) will perform and observe all other agreements contained in this Agreement and the other Loan Documents and (iii) except as provided in Article X hereof, will not terminate the Term of Agreement for any cause, including, without limiting the generality of the foregoing, failure of the Company to complete the acquisition, construction, improving and equipping of the Project, the occurrence of any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project Facility, the taking by eminent domain of title to or temporary use of any or all of the Project Facility, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof or any failure of the Authority or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or any other Loan Document. Nothing contained in this Section shall be construed to release the Authority from the performance of any of the agreements on its part herein contained, and in the event the Authority or the Trustee should fail to perform any such agreement on its part, the Company may institute such action against the Authority or the Trustee as the Company may deem necessary to compel performance so long as such action does not abrogate the obligations of the Company contained in the first sentence of this Section.

                               [END OF ARTICLE IV]

                                   ARTICLE V

                         DISBURSEMENT FROM PROJECT FUND

         Section 5.1. Disbursements from the Project Fund. (a) In the Indenture, the Authority has authorized and directed the Trustee to make disbursements from the Project Fund as required by this Agreement. Disbursement of the entire $27,250,000 of proceeds from the sale of the Series K Bonds shall be made from the Project Fund to refund the Series D Bonds and the Series E Bonds, upon receipt by the Trustee of a Requisition signed by a Company Representative stating with respect to such disbursement to be made: (1) that it is Requisition no. 1; (2) that payment is to be made to the Trustee of the Series D Bonds and the Series E Bonds; (3) that the amount to be paid is $27,250,000; and (4) that on the date thereof there has not occurred any act which, with the giving of notice or passage of time, or both, would constitute a Default.

         (b) The Company further agrees that as a condition precedent to the disbursement from the Project Fund on the Closing Date of the entire proceeds of the Series K Bonds to be used to refund the Series D Bonds and Series E Bonds, there shall be furnished to the Trustee, in writing, unless waived by the Purchaser, the following:

         (1) evidence of fee and mortgage title insurance, in form and substance satisfactory to the Authority and the Purchaser showing that the Trustee has a first mortgage lien on the Mortgaged Property subject only to Permitted Encumbrances;

         (2) proof that the insurance required to be maintained pursuant to
Section 5.4 is in full force and effect and that all premiums have been paid;

         (3) proof of flood insurance as required in Section 5.4(c);

         (4) verification evidencing that all permits, consents, approvals and agreements required by all governmental boards and bureaus have been secured and remain in full force and effect;

         (5) such evidence as the Authority or the Trustee may require to demonstrate exemption from or compliance with all applicable building, zoning, health and safety laws, ordinances and regulations; and

         (6) such other additional documents, financing statements, affidavits or certificates of the Company or any other person or entity as the Authority or the Trustee may reasonably request.

         (c) The Company hereby agrees that it shall pay all costs incurred by the Company or the Trustee in making such disbursement from the Project Fund. In making any such disbursements from the Project Fund, the Trustee may conclusively rely on such Requisitions and other documents delivered to it and the Trustee shall be relieved of all liability with respect to the making of such disbursements if made in accordance with the foregoing.

         Section 5.2. Maintenance and Modification of the Project Facility by the Company. (a) The Company shall operate and maintain the Project Facility in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, environmental and safety ordinances, laws and rules and regulations promulgated thereunder and in accordance with the terms of the riparian grant from the State of New Jersey to the Company dated December 22, 1983 as recorded January 23, 1984, in Deed Book 3947, Page 279 in the office of the Camden County Register of Deeds.

         (b) (i) The Company will at all times preserve and protect the Project in good repair, working order and safe condition, and from time to time will make, or will cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto including those required after a casualty loss. The Company shall pay all operating costs, utility charges and other costs and expenses arising out of ownership, possession, use or operation of the Project. The Authority shall have no obligation and makes no warranties respecting the condition or operation of the Project. Any alterations, replacements, renewals or additions made pursuant to this Section shall become and constitute a part of the Project Facility and shall be performed in accordance with Section 5.2(a).

             (ii) The Company will not use as a basis for contesting any assessment or levy of any tax the financing under the Loan Agreement or the issuance of the Bonds by the Authority and, if any administrative body or court of competent jurisdiction shall hold for any reason that the Facility is exempt from taxation solely by reason of the financing under this Loan Agreement or issuance of the Bonds by the Authority or other Authority action in respect thereto, the Company covenants to make payments in lieu of all such taxes in an amount equal to such taxes and, if applicable, interest and penalties.

         (c) The Company shall operate or cause the Project to be operated as an authorized project for a purpose and use as provided for under the Act until the expiration or earlier termination of this Agreement.

         (d) [Intentionally omitted]

         (e) The Company shall not remove, relocate, discontinue the use of or sell, fail to restore, or otherwise dispose of any part of the Project except as may be permitted pursuant to Section 8.1 hereof.

         (f) The Company shall not relocate the Project or any part thereof outside the State.

         Section 5.3. Taxes, Other Governmental Charges and Utility Charges.
(a) The Company covenants that it and each of the Guarantors shall duly and punctually pay, as the same respectively come due, all taxes, assessments (including deficiency assessments), and governmental charges or levies of any kind whatsoever ("Taxes") imposed on it or on its respective income or profits or on any of its respective properties or assets, including, without limiting the generality of the foregoing, any taxes levied upon the Project Facility which, if not paid, will become a Lien or charge upon the Project Facility or upon any payment pursuant to this Agreement, prior to the date on which penalties attach thereto. The Company shall also pay when due all utility, water and sewer rents, and other charges incurred in connection with the Project Facility and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a Lien on the Project Facility.

         (b) The Company may, at its own expense and in its own name and in good faith, contest any such taxes, assessments, and other charges, provided that such contest shall not result in a lien being placed on the Project Facility or any part thereof or result in the Project Facility being subject to loss or forfeiture, and further provided that the Company gives notice in writing of such contest to the Authority and the Trustee. Nothing herein shall preclude the Company, at its own expense and in its own name and behalf, from applying for any tax exemption allowed by the federal government, the State, or any political subdivision which grants or may grant such tax exemption.

         Section 5.4. Insurance Required. The Company shall obtain and maintain insurance on the Mortgaged Property and all parts thereof and operations conducted therein and thereon in such manner and against such loss, damage and liability, including liability to third parties, as is customary with property owners in the same or similar business in the State. Without limiting the generality of the foregoing sentence, such insurance shall include, without limitation:

         (a) Public liability insurance insuring against any and all liability or claims of liability arising out of, occasioned by, or resulting from any accident or otherwise resulting in or about the Mortgaged Property, in a minimum amount of $5,000,000 for the death of or bodily injury to one person, $5,000,000 for the death of or bodily injury in any one accident or occurrence and

$5,000,000 for loss or damage to the property of any Person or Persons, provided, however, that in the event the Company is unable at any time to obtain such insurance in such amounts, the failure of the Company to obtain such insurance shall not constitute a Default hereunder so long as it obtains such insurance in such lesser amounts as is available;

         (b) Property damage and broad form fire and extended coverage insurance with respect to the Mortgaged Property and insurance insuring against such other hazards, casualties and contingencies as the Authority or Company's insurance consultant may require, which insurance shall provide coverage at replacement cost and with no provisions for coinsurance penalties and shall be in an amount equal to the lesser of (i) $40,000,000, or (ii) the aggregate outstanding principal balance of the Loan and all Parity Indebtedness, and a policy of boiler insurance; and,

         (c) If the Mortgaged Property would be required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, flood insurance with respect to the Mortgaged Property in an amount not less than (i) the amount determined by the Company's insurance consultant at least once every two (2) years to be adequate to cover the Company's losses in the event of flood, or
(ii) the maximum limit of coverage available, whichever amount is less.

         Section 5.5. Additional Provisions Concerning Insurance. (a) Any insurance required hereunder shall be written by insurance companies authorized or licensed to do business in the State and shall be on such forms and written by such companies as shall be approved by the Authority and the Company's insurance consultant. Such insurance coverage may be effected under overall blanket or excess coverage policies of the Company provided that the Company shall not be deemed to be a co-insurer thereunder. Each insurance policy maintained pursuant to this Agreement shall contain a provision to the effect that such policy shall not be canceled or altered unless the Trustee is notified at least fifteen (15) days prior to such cancellation or alteration. At least thirty (30) days prior to the expiration of any such policy, the Company shall furnish evidence satisfactory to the Trustee and, if requested, to the Authority, that such policy has been renewed or replaced or is no longer required by this Agreement.

           (b) Each insurance policy maintained pursuant to this Agreement and providing insurance against loss of or damage to property shall be written or endorsed so as to name the Trustee as an additional insured as its interests may appear and to have the proceeds thereof payable directly to the Trustee as loss payee. Each policy providing public liability coverage shall be written or endorsed so as to name the Trustee and the Authority as additional insureds and loss payees as their interests may appear.

         (c) Duplicate copies of any insurance policies and evidence of renewal or replacement thereof shall promptly be furnished to the Trustee for its records. Evidence of the payment of the first year's premiums on such policies shall be delivered to the Trustee on the Closing Date. Thereafter, the Company shall deliver to the Trustee evidence of the payment of all additional premiums prior to the expiration or renewal dates of all such policies.

         (d) In the event of loss or damage to the Mortgaged Property, the Net Proceeds of any insurance provided hereunder shall be deposited with the Trustee and applied as set forth in Article VI hereof, and in the event of a public liability occurrence, the Net Proceeds of any insurance provided hereunder shall be applied towards satisfaction of such liability.

         (e) The Company shall retain an independent insurance consultant with recognized expertise in assessing insurance needs and shall not later than January 2, 1998 and at least every second January 2 thereafter file a report from such consultant with the Trustee reporting on the adequacy of the types and amounts of insurance and the adequacy of the insurance carriers furnishing the same pursuant to this Article V. In addition, the Company shall comply with any changes recommended by any such insurance consultant.

         Section 5.6. Worker's Compensation. The Company shall comply with the laws of the State relating to Worker's Compensation and similar worker's protection laws.

                               [END OF ARTICLE V]

                                   ARTICLE VI
                      DAMAGE, DESTRUCTION AND CONDEMNATION

         Section 6.1. Damage, Destruction and Condemnation. Unless the Company shall have exercised its option to terminate this Agreement pursuant to the provisions of paragraphs (A) or (B) of Article X hereof, if prior to full payment of the Bonds (or prior to provision for payment thereof having been made in accordance with the provisions of the Indenture) (i) the Mortgaged Property or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty or (ii) title to or any interest in, or the temporary use of, the Mortgaged Property or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by an person, firm or corporation acting under governmental authority, the Company shall be obligated to continue to pay the amounts specified in Section 4.2 hereof.

         Section 6.2. Application of Net Proceeds. The Net Proceeds of any property and casualty insurance proceeds or condemnation award resulting from any event described in Section 6.1 hereof shall be immediately deposited in a separate trust fund to be held by the Trustee. All Net Proceeds so deposited shall be applied in one or more of the following ways as shall be elected by the Company in a written notice to the Trustee, which notice shall be received by the Trustee within 60 days after the receipt by the Company of the Net Proceeds:

         (a) To the prompt repair, restoration, modification or improvement of the Mortgaged Property to a condition of comparable quality, and the Authority has, in the Indenture, authorized and directed the Trustee to make disbursements from such separate trust fund for such purposes. Such disbursements shall be made by the Trustee only upon receipt of proper Requisitions therefor. Any balance of the Net Proceeds remaining after such work has been completed shall be transferred into the Bond Fund to be applied to the payment of principal and interest on the Bonds as the same shall become due and payable, or if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), any balance remaining in such separate trust fund shall be paid in accordance with Section 5.11 of the Indenture.

         (b) To the redemption at par of the Bonds, in whole or in part, on the earliest practicable redemption date as specified in a written notice by the Company to the Trustee, provided that no part of such Net Proceeds may be applied for such redemption unless (1) all of the Bonds are to be redeemed in accordance with the Indenture upon termination of this Agreement pursuant to clauses (A) or (B) of Article X hereof or (2) in the event that less than all of the Bonds are to be redeemed, the Company shall furnish to the Trustee a certificate of a Company Representative stating that (i) the property forming the part of the Mortgaged Property that was damaged or destroyed by such casualty or was taken by such condemnation proceedings is not essential to the use, operation or possession of the Mortgaged Property by the Company or (ii) the Mortgaged Property has been repaired, restored, modified or improved to operate as designed.

         (c) If the Company elects to repair, restore, modify or improve the Mortgaged Property or pay the cost thereof and fails to diligently do so, the Authority or the Trustee may (but shall be under no obligation to) do so on behalf of the Company and recover the reasonable costs thereof from the Company, less the amount, if any, collected from Net Proceeds on account of such costs. No such payment by the Trustee or the Authority shall affect or impair any rights of the Authority hereunder or of the Trustee or the Owners under the Indenture arising as a result of such failure by the Company.

         (d) If the Company fails to give the notice required under subsection
(a) of this Section within the specified time period, the Authority or the Trustee, upon notice to the other and to the Company, may direct the Company to take either of the actions therein described and the Company shall be obligated to take such action.

         Section 6.3. Insufficiency of Net Proceeds. If the Net Proceeds are insufficient to pay in full the cost of any repair, restoration, modification or improvement referred to in Section 6.2(a) hereof, the Company will nonetheless complete the work and will pay any cost in excess of the amount of the Net Proceeds held by the Trustee. The Company agrees that if by reason of any such insufficiency of the Net Proceeds, the Company shall make any payments pursuant to the provisions of this Section 6.3, the Company shall not be entitled to any reimbursement therefor from the Authority, the Trustee or the Owners, nor shall the Company be entitled to any diminution of the amounts payable under Section
4.2 hereof.

         Section 6.4. Other Net Proceeds. The net proceeds from any business interruption or extra expense insurance and from any insurance other than liability or property and casualty insurance shall be paid to the Company.

                              [END OF ARTICLE VI]

                                  ARTICLE VII

                                SPECIAL COVENANTS

         Section 7.1. No Warranty of Condition or Suitability by Authority. THE Authority MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE PROJECT OR THE CONDITION THEREOF, OR THAT THE PROJECT WILL BE SUITABLE FOR THE PURPOSES OR NEEDS OF THE COMPANY. THE Authority MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT THE COMPANY WILL HAVE QUIET AND PEACEFUL POSSESSION OF THE PROJECT. THE Authority MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY'S PURPOSES.

         Section 7.2. Access to the Project. The Company agrees that the Authority, the Trustee, any Bondholder and their duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right to inspect the Project at all reasonable times and on reasonable notice. The Authority, the Trustee, the Bondholders and their duly authorized agents shall also be permitted, at all reasonable times, to examine the books and records of the Company with respect to the Project.

         Section 7.3. Further Assurances and Corrective Instruments. The Authority and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the expressed intention of this Agreement and the other Loan Documents.

         Section 7.4. Authority and Company Representatives. Whenever under the provisions of this Agreement the approval of the Authority or the Company is required or the Authority or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Authority by an Authority Representative and for the Company by a Company Representative. The Trustee shall be authorized to act on any such approval or request.

         Section 7.5. Financing Statements. The Company agrees to execute and file or cause to be executed and filed any and all financing statements or amendments thereof or continuation statements necessary to perfect and continue the perfection of the security interests granted in the Mortgage and the Indenture. Within three months of the expiration date of any financing statements or continuation statements, the Company shall furnish to the Trustee evidence satisfactory to the Trustee that such filing has taken place. The Company shall pay all reasonable costs of the preparation and filing of such instruments. The Authority shall

                                      VII-1
have no responsibilities for such filings whatsoever, other than executing the documents requested by the Company.

         Section 7.6. Compliance with Code. The Company shall at all times do and perform all acts and things permitted by law and necessary or desirable in order to assure that interest paid on the Bonds shall for the purposes of federal income taxation be excludable from the gross income of the holders of the Bonds, except in the event that any such holder is a Substantial User or Related Person thereto. For purposes of this Section 7.6, any and all actions of any Related Person shall be deemed to be actions of the Company. In addition, any and all actions to be undertaken by the Company or by any other person as to which the Authority or the Trustee must, pursuant to the terms hereof, consent or approve in advance, shall be deemed to be the actions of the Company or such other person (and not the actions of the Authority or the Trustee). The Company shall cause any Related Person to comply with all of the provisions of this Section as to its own operations. A breach of this Section 7.6 which results in the interest on the Bonds being includable in the gross income of any Holder of the Bonds (other than any Holder who is a Substantial User of the Project Facility or a Related Person to any such Substantial User) shall not constitute a Default but shall be governed by the provisions of Section 3.01(b) of the Indenture.

         Section 7.7. Further Assurances. The Authority and the Company shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Loan Agreement and the other Loan Documents.

         Section 7.8. [INTENTIONALLY OMITTED]

         Section 7.9. Annual Certificate. On each anniversary hereof, the Company shall furnish to the Authority, with a copy to the Trustee, the following:

         (a) a certificate indicating whether or not the Company is aware of any condition, event or act which constitutes a Default, or which would constitute a Default with the giving of notice or passage of time, under any of the Loan Documents, and, if so, describing the particulars of such condition, event or act;

         (b) a written description of the present use of the Project and a description of any anticipated material change in the use of the Project or in the number of employees employed at the Project, and

                                      VII-2

         (c) a report from every entity that leases or occupies space at the Project indicating the number of persons the entity employs at the Project in the form annexed hereto as Exhibit D.

                              [END OF ARTICLE VII]

                                      VII-3

                                  ARTICLE VIII

                 PROJECT USERS; MAINTAIN EXISTENCE; MERGE, SELL,
                      TRANSFER; INDEMNIFICATION; REDEMPTION

         Section 8.1. Project Users; Maintain Existence; Merge, Sell, Transfer.

         (a) Upon the request of the Authority from time to time, the Company shall cause a Project Occupant Information Form to be submitted to the Authority by every prospective lessee, sublessee or lease assignee of all or any part of the Project. The Company shall not permit any such leasing, subleasing or assigning of leases of all or any part of the Project that would impair the excludability of interest paid on the Series K Bonds from the gross income of the Owners thereof for purposes of federal income taxation, or that would impair the ability of the Company to assure the continued operation of the Project, or would cause the Project not to be operated, as an authorized project under the Act.

         (b) The Company shall maintain its existence as a legal entity and shall not sell, assign, transfer or otherwise dispose of the Project or substantially all of its assets. The Company may merge with or into or consolidate with another entity, and the Project or this Agreement may be transferred without violating this Section 8.1(b) provided (i) the Company causes the proposed surviving, resulting or transferee company to furnish the Authority with a Change of Ownership Information Form; (ii) the net worth of the surviving, resulting or transferee company following the merger, consolidation or transfer is equal to or greater than the net worth of the Company immediately preceding the merger, consolidation or transfer; (iii) any litigation or investigations in which the surviving, resulting or transferee company or its officers and directors are involved, and any court, administrative or other orders to which the surviving, resulting or transferee company or its officers and directors are subject, relate to matters arising in the ordinary course of business; (iv) the merger, consolidation or transfer shall not impair the excludability of interest paid on the Series K Bonds from the gross income of the Owners thereof for purposes of federal income taxation pursuant to an opinion of Bond Counsel; (v) the surviving, resulting or transferee company assumes in writing the obligations of the Company under this Agreement and the Loan Documents, and (vi) after the merger, consolidation or transfer the Project shall be operated as an authorized project under the Act.

         (c) The obligations of the Company under this Section 8.1 shall be in addition to its obligations under Section 2.5(d).

                                     VIII-1

         Section 8.2. Release and Indemnification Covenants.

         (a) The Authority, the members, agents, servants, officers or employees thereof, the Trustee and the Purchaser shall not be liable for (1) any loss, damage or injury to, or death of, any person occurring at or about or resulting from any defect in the Mortgaged Property, (2) any damage or injury to the persons or property of the Company or any user of the Mortgaged Property, or their officers, agents, servants or employees, or any other person who may be about the Mortgaged Property, caused by an act of negligence of any person (other than the Authority or its members, officers, agents, servants and employees, the Trustee and any Purchaser, as the case may be), or (3) any costs, expenses or damages incurred as a result of any lawsuit commenced because of action taken in good faith by the Authority in connection with the Project and the Project Facility, and the Company shall and does hereby indemnify, protect, defend and hold harmless the Authority, the members, agents, servants, officers or employees thereof, the Trustee and any Purchaser from and against any and all losses, damages, injuries, costs or expenses (including reasonable attorneys fees) and from and against any and all claims, demands, suits, actions or other proceedings whatsoever, brought by any person or entity whatsoever and arising or purportedly arising from any of the foregoing.

         (b) The Company shall and does hereby indemnify, protect, defend and hold harmless the Authority, the Trustee, any Person who controls the Authority or the Trustee (within the meaning of Section 15 of the Securities Act of 1933, as amended) and any member, officer, director, official, employee and attorney of the Authority and the Trustee (each an "Indemnified Party"), from and against any and all losses, damages, injuries, costs or expenses (including reasonable attorneys fees) and from and against any and all claims, demands, suits, actions or other proceedings whatsoever, brought by any person or entity whatsoever (except the Company) and arising or purportedly arising from this Agreement, the Indenture or the Bonds or from the performance of the Indenture.

         (c) The Company agrees to and hereby does indemnify and hold harmless the Indemnified Parties and any Purchaser from and against any and all losses, claims, damages, liabilities, costs or expenses, including reasonable attorneys' fees suffered or incurred by any of the Indemnified Parties or any Purchaser and caused by, relating to, arising out of, resulting from or in any way connected with (i) the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, financing (in the case of financing, as to the Indemnified Parties only) or sale of the Project or any part thereof including without limitation the Indemnified Matters referenced in the next paragraph; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Application or any other

                                     VIII-2
information submitted or to be submitted by or on behalf of the Company to the Indemnified Parties or the Trustee in connection with the transactions contemplated hereby or the issuance and purchase of the Bonds; or (iii) any omission or alleged omission of a material fact necessary to be stated thereon in order to make such statements to the Indemnified Party not misleading or incomplete.

         (d) The Company covenants and agrees, at its sole cost and expense, to indemnify, protect and save the Indemnified Parties and any Purchaser (the "Indemnitees") harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, attorneys' and experts' reasonable fees and disbursements) of any kind or of any nature whatsoever (collectively, the "Indemnified Matters") which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitees and arising from or out of:

         (1) any hazardous materials, as defined under any Laws as defined below, on, in, under or affecting all or any portion of the property subject to the Mortgage or any surrounding areas (but in the case of hazardous materials in surrounding areas, only if the source of such materials is or is alleged to be the Company or the property subject to the Mortgage), or

         (2) the enforcement of this paragraph or the assertion by the Company of any defense to its obligations hereunder (except the successful defense of actual performance not subject to further appeal), whether any of such matters arise before or after the Closing Date or before or after foreclosure of the Mortgage or other taking of title to the Company's interest in all or any portion of the mortgaged property by Indemnitees or any affiliate of Indemnitees. Indemnified Matter shall include, without limitation, all of the following: (i) the costs of removal of any and all hazardous materials from all or any portion of the property or any surrounding areas (except that the indemnity provided for under this paragraph shall not cover the costs of such removal unless either (a) such removal is required by any federal or state law, regulation or regulatory agency ("Laws") or (b) any present or future use, operation, development, construction, alteration or reconstruction of all or any portion of the mortgaged property is or would be conditioned in any way upon, or is or would be limited in any way until the completion of, such removal in accordance with any Laws), (ii) additional costs required to take necessary precautions as required by law to protect against the release of hazardous materials on, in, under or affecting the mortgaged property into the air, any body of water, any other public domain or any surrounding areas and (iii) costs incurred to comply, in

                                     VIII-3
connection with all or any portion of the mortgaged property or any surrounding areas, with all applicable Laws with respect to hazardous materials. If any Indemnitee or any affiliate of an Indemnitee takes title to the Company's interest in the mortgaged property at a foreclosure sale, at a sale pursuant to a power of sale under the Mortgage or by deed in lieu of foreclosure or otherwise, then the indemnity provided for under this paragraph shall not apply to hazardous materials which are initially placed on, in or under all or any portion of the mortgaged property after the date Indemnitee or such affiliate so takes title to such interest in the Property. At any time during the six months prior to any such foreclosure sale, sale pursuant to a power of sale under the Mortgage or by deed in lieu of foreclosure or otherwise by which any Indemnitee or affiliate takes title to such interest in the mortgage property, such Indemnitee or affiliate shall have the right, at its sole discretion and at the Company's sole cost and expense, to have performed an environmental site assessment of the mortgaged property to determine whether any hazardous materials are present.

         (e) In case any action shall be brought against one or more of the Indemnified Parties or any Purchaser based upon any of the above and in respect of which indemnity may be sought against the Company, such Indemnified Parties or such Purchaser shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Parties, the payment of all expenses and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties or any Purchaser shall have the right to employ separate counsel in any such action and to participate in the defense thereof, provided that (i) except as provided in clause (ii), the fees and expenses of such counsel shall be paid by the Indemnified Party employing such counsel, unless the employment of such counsel is authorized in advance by the Company in writing or is required because of a conflict of interest between the Company and such Indemnified Party, as determined in good faith by such Indemnified Party, in which case the fees and expenses of such counsel shall be paid by the Company, and (ii) in any event the Company shall pay the fees and expenses of any counsel retained by Authority, any Person who controls the Authority (within the meaning of Section 15 of the Securities Act of 1933, as amended) and any member, officer, director, official, employee and attorney of the Authority. The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Company or if there be a final judgment for the claimant in any such action, the Company shall discharge the liability and indemnify and hold harmless the Indemnified Parties and any Purchaser from and against any loss or liability by reason of such settlement or judgment. The provisions of this Section 8.2 shall survive the repayment of the Bonds.

                                     VIII-4

         Section 8.3. Redemption of Bonds. The Company shall have and is hereby granted the option to cause all or a portion of the Bonds to be redeemed at the times, at the prices and in the manner permitted by the Indenture. The Authority, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the Outstanding Bonds, as may be specified by the Company, on the date established for such redemption.

         Section 8.4. Authority to Grant Security Interest to Trustee. The parties hereto agree that pursuant to the Indenture, the Authority shall assign to the Trustee, in order to secure payment of the Bonds, all of the Authority's right, title, and interest in and to this Agreement, except for certain of the Authority's rights as are expressly reserved pursuant to the granting clauses of the Indenture.

         Section 8.5. Indemnification of Trustee. The Company shall and hereby agrees to indemnify the Trustee for, and hold the Trustee harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred without gross negligence or willful misconduct by the Trustee and arising out of or in connection with its acting as Trustee under the Indenture, the Mortgage or any other Loan Document. The provisions of this Section 8.5 shall survive the termination of this Agreement and the payment of the Bonds.

                              [END OF ARTICLE VIII]

                                     VIII-5

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

         Section 9.1. Defaults Defined. The following s "Defaults" under this Agreement and the term "Default" shall whenever it is used in this Agreement, any one or more following events:

         (a) Failure by the Company to pay any amount requ be paid under subsection (a) of Section 4.2.hereof when du

         (b) Failure by the Company or any of its Subsidia Affiliates to comply with any covenant, condition or agree, its part to be observed or performed, other than as referre Section 9. 1 (a) , for a period of thirty (3 0) Business Day., notice thereof is given by the Authority, the Trustee or an of a Bond or after it first becomes known to any officer Company.

         (c) The occurrence of a ".Default" under the Ind.

         (d) The occurrence of an "Event of Default" un( Guaranty.

         (e) If any warranty, representation or other statement made by or on behalf of the Company, by an officer Company or any Subsidiary or Affiliate contained in this Agr the Indenture, the Bond Purchase Agreement, the Col Documents, the Guaranty or any other Loan Document, or instrument or certificate furnished in compliance with false or misleading in any material respect as of the time made or given.

         (f) Failure by the Company or any of its Subsidia Affiliates to make one or more payments due on ag, Indebtedness exceeding $500,000 within any applicable peri, cure; or if any event shall occur or any condition shall exi effect of which event or condition is to cause more than $ of aggregate Indebtedness or other securities of the Company Subsidiary or Affiliate to become due or subject to accele mandatory redemption or repurchase before its (or their) maturity or before its (or their) regularly scheduled dE payment, redemption or repurchase.

         (g) If a custodian, receiver or liquidator is ap-. for the Company or any Subsidiary or Affiliate or the Coml any Subsidiary or Affiliate is adjudicated bankrupt or insk or an order of relief is entered under the Federal Bankrupt against the Company or any Subsidiary or Affiliate or any property is sequestered by court order and the order remains in effect for more than 60 days; or a petition is filed against the Company or any Subsidiary or Affiliate under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not dismissed within sixty (60) days after filing.

         (h) If the Company or any Subsidiary or Affiliate commences a voluntary case or files a petition in voluntary bankruptcy or seeking relief under any provision of the Federal Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or applies for or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of the Company or any Subsidiary or Affiliate or of all or any part of its property; or makes an assignment for the benefit of its creditors; or admits in writing its inability to pay its debts generally as they become due.

         (i) Any of the Loan Documents shall not be, or shall cease to be, the legal, valid, binding and enforceable obligation of each of the parties thereto in accordance with its terms, or any of the Loan Documents shall not be or cease to be in full force and effect.

         (j) There shall exist any Subsidiary or Affiliate which has not duly authorized, executed and delivered to the Trustee a counterpart of the Guaranty or a document evidencing its agreement to be bound by the Guaranty which is the legal, valid, binding and enforceable obligation of such Subsidiary or Affiliate in accordance with its terms.

         (k) There shall occur a foreclosure with respect to any mortgage on all or any portion of the Mortgaged Property.

         (l) The occurrence of any default or event of default under any of the Loan Documents (other than those identified in clauses (c) or (d) above).

         Section 9.2. Trustee's Remedies on Default. Whenever any Default referred to in Section 9.1 hereof shall have happened and be continuing, the Trustee shall, upon the written request of the Holders of a majority in aggregate principal amount of the Bonds Outstanding, take one or any combination of the following remedial steps:

         (a) By written notice to the Company, declare an amount equal to the Outstanding principal amount of the Bonds, plus accrued interest and premium, if any, due thereon to be due and payable by acceleration of the Loan, whereupon the same shall become immediately due and payable;

         (b) Have reasonable access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Company during regular business hours of the Company if reasonably necessary in the opinion of the Trustee; or

         (c) Take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement, the Indenture, the Collateral Documents and the other Loan Documents.

         (d) Exercise any and all rights and remedies of a creditor or secured party under the Uniform Commercial Code or other applicable law, or under any of the Collateral Documents or other Loan Documents.

         Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture. The rights specified in this Section 9.2 are in addition to, and not in limitation of, any other obligations of the Company which may arise upon a default or acceleration in respect of the Bonds, including without limitation, under Section 4.2 hereof.

         Section 9.3. Authority's Remedies on Default.

         (a) Either of the following events shall constitute an Event of Cancellation hereunder: (i) if the Company ceases to operate the Project or to cause the Project to be operated as an authorized project under the Act for twelve (12) consecutive months, without first obtaining the prior written consent of the Authority, or (ii) if any representation or warranty made by the Company in the Agreement or in any document furnished in connection with the Agreement proves to have been false or misleading in any material respect when made. At any time after the occurrence of an Event of Cancellation and during the continuance thereof, the Authority may, by written notice in accordance with the provisions of Section 11.2 hereof to the Trustee, redeem and cancel the Bonds in the manner specified in the Indenture. The Purchaser, the Trustee and any assigns and the Company hereby expressly agree that the Bonds may be redeemed and canceled by the Authority in the manner provided above, and upon the Cancellation Date specified in the notice from the Authority, which shall be at least 30 and no more than 60 days after the giving of such notice, the Bonds will be redeemed and canceled, and the Holders of a majority in aggregate principal amount of the Bonds outstanding may, at its option, declare the obligations evidenced by this Agreement immediately due and payable. The Trustee will deliver the Bonds to the Authority for cancellation upon the Cancellation Date, but even if such delivery does not occur, the Bonds subject to (b) below, will be considered canceled and of no further force or effect on the Cancellation Date.

         Subject to the provisions of Section 9.4 hereof, the remedies set forth in this Section 9.3 are the sole and exclusive remedies of the Authority in the event of an occurrence of an Event of Cancellation as set forth herein.

         (b) Upon the Cancellation Date, this Agreement will evidence the indebtedness from the Company to the Trustee and the Bondholders and, in the event the payment obligations hereunder are not accelerated by the Trustee as hereinabove provided, all of the terms of this Agreement, including the interest rate and payment terms herein specified, will control the obligations of the Company to the Trustee except that from the Cancellation Date, the interest rate will change to the greater of (i) two percent (2%) in excess of the Prime Rate, or (ii) the quotient obtained by dividing 7.8% by the difference between one (1) and the highest marginal federal income tax rate at the time in effect. The Authority will no longer be a party to the transaction and shall have no further rights with respect thereto and shall be released of any and all debts, liabilities and obligations to any other party under this Agreement, the Bonds or any other Loan Document. The Authority and the Trustee will execute and deliver to each other such other documents and agreements as the other may reasonably request in order to evidence the cancellation of the Bonds and the withdrawal of the Authority from the transaction.

         (c) Upon cancellation of the Bonds pursuant to the provisions hereof, the Authority hereby agrees that the Trustee shall automatically be vested with all of the Authority's right, title and interest in and to the Loan Documents, except for the right to receive any fees and indemnification. Any amounts remaining in the Bond Fund on the Cancellation Date after the deduction therefrom of amounts which may be due the Authority pursuant to the terms of this Agreement are hereby assigned to the Trustee to be disbursed in accordance with the Indenture.

         (d) In the event that there is a dispute among any of the parties concerning the right of the Authority to cancel the Bonds pursuant to the provisions of this Section 9.3, the Company will nevertheless comply with all of the terms of this Agreement as hereinabove amended and make all payments required hereunder from and after the Cancellation Date directly to the Trustee at the new interest rate. If a court of competent jurisdiction determines finally that the Authority's attempted cancellation of the Bonds violated the terms of this Agreement, the Bonds will be reinstated in accordance with the final order of the court, but until such final order is made, the Company will continue to comply with the terms of this Agreement as hereinabove amended. Any overpayment by the Company will be returned to it by the Trustee upon reinstatement of the Bonds.

         Section 9.4. Additional Remedies. In addition to the rights and remedies provided for in Section 9.2 hereof, if the Company commits a breach or threatens to commit a breach of any of the provisions of this Agreement, the Indenture, the Collateral Documents or the other Loan Documents, the Authority and the Trustee shall each have the right, without posting bond or other security, to seek injunctive relief or specific performance, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Authority and the Trustee and that money damages will not provide an adequate remedy therefor.

         Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

         Section 9.5. No Remedy Exclusive. Subject to Section 9.02 of the Indenture, no remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article. Such rights and remedies as are given the Authority hereunder shall also extend to the Trustee, and the Trustee and the Owners of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

         Section 9.6. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Authority, the Trustee or any Purchaser should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Authority, the Trustee or such Purchaser the reasonable fee of such attorneys and such other expenses so incurred by the Authority.

         Section 9.7. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                               [END OF ARTICLE IX]

                                   ARTICLE X

                         OPTIONS TO TERMINATE AGREEMENT

         The Company shall have, and is hereby granted, the option to terminate its obligations under this Agreement if any of the events set forth below shall occur:

         (a) The Project Facility shall have been damaged or destroyed (1) to such extent that it cannot, in the Company's reasonable judgment, be reasonably restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, and (2) to such extent that the Company is thereby prevented, in the Company's reasonable judgment, from carrying on its normal operations at the Project Facility for a period of six (6) months or more.

         (b) Title to, or the temporary use for a period of six (6) months or more of, all or substantially all of the Project Facility, or such part thereof as shall materially interfere, in the Company's reasonable judgment, with the operation of the Project Facility for the purpose for which the Project Facility is designed, shall have been taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority (including such a taking or takings as results in the Company being thereby prevented from carrying on its normal operations at the Project for a period of six (6) months or more).

         (c) Changes which the Company cannot reasonably control or overcome in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of the Project Facility for the purposes contemplated by this Agreement shall have occurred, or technological or other changes shall have occurred which in the reasonable judgment of the Company render the continued operation of the Project Facility uneconomic for such purposes.

         (d) As a result of any changes in the Constitution of the State or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Company in respect to the Project Facility, including, without limitation, federal, state or other ad valorem, property, income, or other taxes not being imposed on the date of this Agreement.

To exercise such option, the Company shall within ninety (90) days following the event authorizing such termination, give written notice to the Authority and the Trustee and shall specify therein the date of redemption of Bonds pursuant to
Section 3.01 of the Indenture, which date shall be the next interest payment date in respect of the Bonds for which the required notice of redemption can practicably be given. In accordance with the terms of the Indenture, the Company shall make arrangements for the Trustee to give the required notice of redemption. In order to exercise such option, the Company shall pay, or cause to be paid, on or prior to the applicable redemption date, to the Trustee, an amount equal to the sum of the following:

         (1) An amount of money which, when added to the amount then on deposit and available in the Bond Fund, will be sufficient to retire and redeem all the Outstanding Bonds on the earliest possible redemption date after notice as provided in the Indenture, including, without limitation, the principal amount thereof, all interest to accrue to said redemption date, and the applicable redemption premium, if any, plus

         (2) An amount of money equal to the Trustee's fees and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Bonds, plus

         (3) An amount of money equal to the Authority's fees and expenses under this Agreement accrued and to accrue until such final payment and redemption of the Bonds.

                               [END OF ARTICLE X]

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1. Term of Agreement. This Agreement shall remain in full force and effect from the date hereof to and including such time as all of the Bonds and the fees and expenses of the Authority and the Trustee and all amounts payable hereunder shall have been fully paid or provisions made for such payments.

         Section 11.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Authority, to 200 South Warren Street, Capital Place One -- CN 990, Trenton, New Jersey 08625, Attention: Executive Director; if to the Trustee, to The Bank of New York, 385 Rifle Camp Road, West Paterson, New Jersey 07424, Attention: Corporate Trust Department; if to the Company, to Holt Hauling and Warehousing System, Inc., P.O. Box 8798, Philadelphia, Pennsylvania 19101, Attention: Mr. Bernard Gelman, Vice President; and if to the Purchaser, to c/o Eaton Vance Management, 24 Federal Court, Boston, Massachusetts 02110, Attention: Karl Ziele. A duplicate copy of each notice, certificate or other communication given hereunder by the Authority or the Company shall also be given to the Trustee and the Purchaser. The Authority, the Company, the Trustee and any Purchaser may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 11.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Company, the Trustee, the Owners of Bonds and their respective successors and assigns, subject, however, to the limitations contained in Section 2.2(b) hereof.

         Section 11.4. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 11.5. Amounts Remaining in Funds. Subject to the provisions of
Section 6.11 of the Indenture, it is agreed by the parties hereto that any amounts remaining in the Bond Fund, the Project Fund, or any other fund created under the Indenture upon expiration or earlier termination of this Agreement, provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the fees and expenses of the Trustee in accordance with the Indenture and all amounts which may be due under the Bond Purchase Agreement, the Mortgage, any Collateral

Document and the Guaranty, shall belong to and be paid to the Company by the Trustee.

         Section 11.6. Amendments, Changes and Modifications. Subsequent to the issuance of Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), and except as otherwise herein expressly provided, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee in accordance with the provisions of the Indenture.

         Section 11.7. Execution in Counterparts. This Agreement may be simultaneously executed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 11.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

         Section 11.9. Captions. The captions and headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

         Section 11.10 Other. For purposes of preserving the priority of the Series D Mortgage and the Series E Mortgage, this Agreement shall be deemed to amend and restate the Series D Agreement and the Series E Agreement in their entirety.

IN WITNESS WHEREOF, the Authority has caused this Agreement to be executed in its name and the Company has caused this Agreement to be executed in its name all as of the date first above written.

    ATTEST:                                NEW JERSEY ECONOMIC DEVELOPMENT
                                           AUTHORITY


/s/ Frank T. Mancini, Jr.                   By: /s/ Caren S. Franzini
-------------------------                      -------------------------
Frank T. Mancini, Jr.                          Caren S. Franzini
Assistant Secretary                            Executive Director



(SEAL]

                     (signatures continued on the next page)

                        SIGNATURE PAGE TO LOAN AGREEMENT

    ATTEST:                                HOLT HAULING AND WAREHOUSING
                                           SYSTEM, INC.


/s/ John Evans                             By: /s/ Bernard Gelman
-------------------------                     -------------------------
John Evans, Secretary                         Bernard Gelman
                                              Vice President



(SEAL]

                        SIGNATURE PAGE TO LOAN AGREEMENT